AGREEMENT AND PLAN OF MERGER



                                  by and among



                           NEXTPATH TECHNOLOGIES, INC.
                                    (Parent)



                              WILLOW SYSTEMS, INC.
                                      (Sub)



                             WILLOW SYSTEMS LIMITED
                                    (Target)



                                       and



                       DOUGLAS E. ELERATH, BETZI M. HITZ,
                       SAMUEL C. AND BEVERLY ANNE ROGERS,
                             AND JOHN W. HODGES, JR.
                                 (Shareholders)








                          Dated as of November 2, 1999

                                TABLE OF CONTENTS

Section                             Description                            Page
-------                             -----------                            ----

1.       Definitions ........................................................ 2

2.       The Merger.......................................................... 7
         (a)      The Merger ................................................ 7
         (b)      Effective Time of the Merger .............................. 8
         (c)      The Surviving Corporation ................................. 8

3.       Conversion of Shares and Consideration Therefor..................... 8
         (a)      Conversion of Target Shares ............................... 8
         (b)      Additional Consideration .................................. 8
         (c)      Delivery of Parent Shares ................................. 9
         (d)      Delivery of Target Shares .................................10
         (e)      Taking Necessary Action; Further Action ...................10
         (f)      Registration Rights .......................................10
         (g)      Reflex and NextWave Interests .............................10

4.       The Closing ........................................................10
         (a)      The Closing ...............................................10
         (b)      Deliveries at the Closing .................................11

5.       Escrow Account .....................................................11
         (a)      Deposit Into Escrow Account ...............................11
         (b)      Investment of Escrow Amount ...............................11
         (c)      Initial Distribution from Escrow Account ..................11
         (d)      Final Distribution from Escrow Account ....................11
         (e)      Dispute  Resolution .......................................12
         (f)      Assignment of Reimbursed UAR ..............................12
         (g)      Reimbursement of Elerath Shareholders .....................12

6.       Representations and Warranties Concerning the Transaction ..........12
         (a)      Representations and Warranties of the Shareholders ........12
                  (i)      Authorization of Transaction .....................12
                  (ii)     Noncontravention .................................13
                  (iii)    Broker's Fees ....................................13
                  (iv)     The Shares .......................................13
                  (v)      Suitability ......................................13
                  (vi)     Absence of Registration ..........................14
                  (vii)    Restrictions on Transferability ..................14
                  (viii)   Access to Information ............................14
                  (ix)     Investment .......................................14
                  (x)      Liability ........................................15
                  (xi)     Reflex and NextWave Interests ....................15

         (b)      Representations and Warranties of the Parent ..............15
                  (i)      Organization and Qualification ...................15
                  (ii)     Capitalization ...................................15

                                TABLE OF CONTENTS

Section                             Description                            Page
-------                             -----------                            ----

                  (iii)    Authorization of Transaction .....................16
                  (iv)     Noncontravention .................................16
                  (v)      Default ..........................................16
                  (vi)     Litigation .......................................16
                  (vii)    Suitability.......................................16
                  (viii)   Absence of Registration ..........................17
                  (ix)     Restrictions on Transferability ..................17
                  (x)      Access to Information ............................17
                  (xi)     Brokers' Fees ....................................17
                  (xii)    Investment .......................................17
                  (xiii)   Financing ........................................17
                  (xiv)    Employee Benefit Program .........................18
                  (xv)     SkyCam ...........................................18
                  (xvi)    Creativity Incentive Plan ........................18
                  (xvii)   Directors and Officers Liability Insurance .......18

7.       Representations and Warranties Concerning the Target and
               Subsidiaries .................................................18
         (a)      Organization and Qualification ............................18
         (b)      Capitalization ............................................18
         (c)      Notice of Transaction .....................................19
         (d)      Noncontravention ..........................................19
         (e)      Subsidiaries ..............................................19
         (f)      Financial Statements ......................................19
         (g)      Events Subsequent to the Most Recent Financial Statement ..19
         (h)      Undisclosed Liabilities ...................................21
         (i)      Tax Matters ...............................................21
         (j)      Tangible Assets ...........................................22
         (k)      Real Property .............................................22
         (l)      Personal Property .........................................22
         (m)      Intellectual Property .....................................23
         (n)      Product Liability/Warranties ..............................24
         (o)      Contracts .................................................24
         (p)      Insurance .................................................25
         (q)      Litigation ................................................25
         (r)      Employees .................................................25
         (s)      Employee Benefits .........................................25
         (t)      Health and Safety Matters .................................26
         (u)      Environmental Matters .....................................27
         (v)      Legal Compliance ..........................................28
         (w)      Certain Business Relationships with the Target and
                      Subsidiaries ..........................................29
         (x)      Brokers' Fees .............................................29
         (y)      Year 2000 Compliance ......................................29
         (z)      Customer List .............................................30
         (aa)     Acquired Accounts Receivable ..............................30
         (bb)     Accounts Payable ..........................................30
         (cc)     Target Liability ..........................................30

                                TABLE OF CONTENTS

Section                             Description                            Page
-------                             -----------                            ----

         (dd)     Minutes ...................................................30
         (ee)     Disclosure ................................................30

8.       Pre-Closing Covenants ..............................................30
         (a)      General ...................................................30
         (b)      Notices and Consents ......................................31
         (c)      Operation of Business .....................................31
         (d)      Preservation of Business ..................................31
         (e)      Access ....................................................31
         (f)      Notice of Developments ....................................32
         (g)      Exclusivity ...............................................32
         (h)      HSR Act Filings ...........................................32
         (i)      Plant Closing Notification ................................32
         (j)      Intercompany Items ........................................33

9.       Additional Covenants  ..............................................33
         (a)      General ...................................................33
         (b)      Litigation Support ........................................33
         (c)      Transition ................................................33
         (d)      Confidentiality ...........................................33
         (e)      Additional Tax Matters ....................................34
         (f)      Covenant Not to Compete ...................................34
         (g)      Employment Matters ........................................35

10.      Conditions to Obligations to Close .................................35
         (a)      Conditions to Obligation of the Parent and Sub ............35
         (b)      Conditions to Obligations of the Shareholders .............37

11.      Closing Deliveries .................................................39
         (a)      Deliveries by the Shareholders at Closing .................39
         (b)      Deliveries by the Parent and Sub at Closing ...............40

12.      Audit ..............................................................40

13.      Indemnification ....................................................41
         (a)      Survival ..................................................41
         (b)      Indemnification by the Shareholders .......................41
         (c)      Indemnification by the Parent .............................41
         (d)      Notice and Opportunity to Defend ..........................41
         (e)      Indemnification Between the Shareholders ..................42

14.      Termination ........................................................42
         (a)      Termination of Agreement ..................................42
         (b)      Effect of Termination .....................................43

15.      Miscellaneous ......................................................43
         (a)      Disclosure Schedules ......................................43
         (b)      Press Releases and Announcements ..........................43
         (c)      No Third-Party Beneficiaries ..............................43
         (d)      Entire Agreement ..........................................43

                                TABLE OF CONTENTS

Section                             Description                            Page
-------                             -----------                            ----

         (e)      Succession and Assignment .................................44
         (f)      Counterparts/Facsimile ....................................44
         (g)      Headings ..................................................44
         (h)      Notices ...................................................45
         (i)      Amendments and Waivers ....................................45
         (j)      Severability ..............................................45
         (k)      Expenses ..................................................45
         (l)      Construction ..............................................45
         (m)      Incorporation of Exhibits and Schedules ...................46
         (n)      Specific Performance ......................................46
         (o)      NextWave Photonics, Inc. ..................................46


EXHIBITS
--------

A        Agreement of Merger
B        Certificate of Merger - Delaware
B-1      Articles of Merger - New Mexico
C        Escrow Agreement
D        Financial Statements
E-1      Employment Agreement - Douglas E. Elerath
E-2      Employment Agreement - Samuel C. Rogers, Jr.
E-3      Employment Agreement - John W. Hodges, Jr.
F        Closing Certificate - Shareholders
G        Opinion of Counsel - Shareholders
H        Release - Shareholders
I        Closing Certificate - Parent and Sub
J        Opinion of Counsel - Parent
K-1      Elerath - Reflex LLC Purchase Agreement
K-2      Rogers - Reflex LLC Purchase Agreement
K-3      Elerath - NextWave Photonics LLC Purchase Agreement
K-4      Hodges - NextWave Photonics LLC Purchase Agreement
L        Option to Purchase

DISCLOSURE SCHEDULES
--------------------

6(a)            Shareholders' Amended Representations and Warranties
6(b)            Parent's Amended Representations and Warranties
6(b)(iv)        Parent Approvals
6(b)(vi)        Litigation
7(d)            Approvals - Willow
7(e)            Subsidiaries
7(g)            Events Subsequent to the Most Recent Financial Statement
7(h)            Target Liabilities
7(i)            Tax Matters
7(k)            Real Property

                                TABLE OF CONTENTS

Section                             Description                            Page
-------                             -----------                            ----

7(l)            Personal Property
7(m)            Intellectual Property
7(n)            Product Liability/Warranties
7(o)            Contracts
7(p)            Insurance
7(q)            Litigation
7(r)            Employees
7(s)            Employee Benefit (ERISA) Matters
7(t)            Health and Safety Matters
7(u)            Environmental Matters
7(v)            Legal Compliance
7(w)            Business Relationships
7(y)            Year 2000 Compliance
7(z)            Customer List
7(aa)           Acquired Accounts Receivable
7(bb)           Accounts Payable
7(cc)           Target Liability
7(dd)           Minutes

                          AGREEMENT AND PLAN OF MERGER

                  This Agreement and Plan of Merger (the "Agreement") is entered into as of the 2nd day of November, 1999 (the "Effective Date") by and among NextPath Technologies, Inc., a Nevada corporation (the "Parent"), Willow Systems, Inc., a Delaware corporation (the "Sub"), Willow Systems Limited, a New Mexico corporation (the "Target"), and Douglas E. Elerath and Betzi M. Hitz, husband and wife, of Cedar Crest, New Mexico, and Samuel C. and Beverly Anne Rogers, husband and wife, of Albuquerque, New Mexico, and John W. Hodges, Jr. of Palm Harbor, Florida (Douglas E. Elerath, Betzi M. Hitz, Samuel C. and Beverly Anne Rogers, and John W. Hodges, Jr. are collectively referred to as the "Shareholders"). (Mr. Elerath and Ms. Hitz are sometimes referred to as the "Elerath Shareholders.") The Parent, Sub, Target and the Shareholders are referred to in this Agreement individually as a "Party" and collectively as the "Parties." The Target and the Sub are referred to in this Agreement collectively as the "Constituent Corporations").

                  WHEREAS, the Parent is engaged in the development of new and innovative technologies;

                  WHEREAS, the Target, whose principal executive offices are located at 15100 Central SE, Albuquerque, New Mexico 87123, (i) is engaged in the business of designing and marketing motion control systems and robotics and the development of other technology which has potential application in a wide range of businesses and other business activities, (ii) through its wholly owned Subsidiary, NextWave Photonics LLC, a Florida limited liability company ("NextWave"), is engaged in the business of designing and marketing fiber optic switching and other fiber optic technology, and (iii) through its wholly owned Subsidiary, Reflex LLC, a New Mexico limited liability company ("Reflex"), is engaged in the business of stabilized camera systems (collectively, the "Business");

                  WHEREAS,   the   Shareholders  own  all  of  the   issued  and
outstanding  common stock of the Target (the "Shares");

                  WHEREAS, the Shareholders and the Boards of Directors of the Parent, Sub and Target have approved the acquisition of the Target by the Parent, and the merger of the Target into the Sub (the "Merger"), pursuant to the Agreement of Merger set forth as Exhibit A attached to this Agreement (the "Merger Agreement") and the transaction contemplated by this Agreement, in accordance with the applicable provisions of the statutes of the States of Delaware and New Mexico, which permit the Merger;

                  WHEREAS, for Federal income tax purposes, it is intended that the transaction contemplated by this Agreement shall be a forward triangular merger which qualifies as a reorganization pursuant to Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code; and

                  WHEREAS, concurrent with the Merger, the Sub and Douglas E. Elerath, the Sub and Samuel C. Rogers, Jr. and the Sub and John W. Hodges, Jr. desire to enter into employment agreements.

                  NOW, THEREFORE, in consideration of the representations, warranties, and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties agree as follows:

                  1.       Definitions.
                           -----------

                  "Acquired Accounts Receivable" means all accounts receivable of the Target which are unpaid as of the Closing Date and which are listed on Disclosure Schedule 7(aa).

                  "Adverse Consequences" means all actual damages from complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including all reasonable attorneys' fees and court costs.

                  "Affiliate" means (a) any person directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting securities of such other person; (b) any person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person;
(c) any person directly or indirectly controlling, controlled by, or under common control with such other person; (d) any officer, director or partner of such other person; and (e) if such other person is an officer, director or partner, any company for which such person acts in any such capacity.

                  "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms the basis for any specified consequence.

                  "Business" means the business of designing and marketing motion control systems and robotics and the development of other technology which has potential application in a wide range of businesses, and all other business activities engaged in by the Target and its wholly owned Subsidiaries, NextWave and Reflex.

                  "Business Day" means any day except a Saturday, Sunday or other day in which commercial banks in the State of New Mexico are authorized by law to close.

                  "Cause" means the conviction of (a) a felony, or (b) a misdemeanor involving embezzlement, fraud, conversion or misuse of the Company's funds or resources or that affects the Company's business, operations or reputation or substantially impairs a person's qualifications, character or ability to perform his or her duties.

                  "Claim Settlement Amount" has the meaning set forth in Section 13.

                  "Closing" has the meaning set forth in Section 4(a).

                  "Closing Date" has the meaning set forth in Section 4(a).

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Confidential Information" means any information, technical data or know-how related to any aspect of a Party's business (including without limitation, research findings, products, proposals, formulas, test results, product developments, discoveries, inventions, processes, designs, drawings, engineering studies, marketing reports, customer lists and financial information) which is disclosed by one party (the "Disclosing Party") to the another party (the "Receiving Party"), either directly or indirectly, in writing, orally, electronically, graphically, or by drawings, plans or inspection of products, tests or equipment. The term "Confidential Information" shall not include any information, technical data or know-how which: (a) is already (or otherwise becomes) publicly known, not as a result of any action or inaction of the Receiving Party; (b) is in the Receiving Party's possession prior to disclosure by the Disclosing Party as can be shown by the Receiving Party's files and records as they existed immediately prior to the disclosure;
(c) is approved for release by written  authorization  of the Disclosing  Party;
(d) is independently developed and disclosed by a third party to the Receiving Party; or (e) disclosure is required by law or regulation.

                  "Controlled Group of Corporations" has the meaning set forth in Code Sec. 1563.

                  "Disclosure Schedule" has the meaning set forth in Section 6.

                  "DOJ" means the Antitrust Division of the United States Department of Justice or any successor Governmental Body.

                  "Elerath Shareholders" means Douglas E. Elerath and Betzi M. Hitz, husband and wife.

                  "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

                  "Employee Pension Benefit Plan" has the meaning set forth in ERISA Sec. 3(2).

                  "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Sec. 3(1).

                  "Environmental Damages" means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys' fees and disbursements and consultants' fees, any of which are incurred at any time as a result of the existence prior to the Closing Date of: (i) Hazardous Material upon, about, or beneath the Real Property, or (ii) a violation of Environmental Requirements pertaining to the Real Property, regardless of whether the existence of such Hazardous Material or the violation of Environmental Requirements arose prior to the Target's and its Subsidiaries' ownership or operation of the Real Property.

                  "Environmental Requirements" means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all governmental agencies, departments, commissions, boards, bureaus, states, political subdivisions, or instrumentalities of the United States, and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment.

                  "Equitable Exceptions" has the meaning set forth in Section 6(a)(i).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Fiduciary" has the meaning set forth in ERISA Sec. 3(21).

                  "Financial Statements" has the meaning set forth in Section 7(f).

                  "FTC" means the United States Federal Trade Commission or any successor Governmental Body

                  "GAAP" means generally accepted accounting principles as in effect from time to time.

                  "Governmental Body" means any federal, state, county, city, town, village, municipal or other governmental department, commission, board, bureau, agency, authority or instrumentality.

                  "Hazardous Materials" means any substance other than substances and materials necessary to produce the products currently manufactured by the Target on the Real Property or used in the ordinary course of the Business: (i) the presence of which requires investigation or remediation under any applicable federal, state, or local statute, regulation, ordinance, order, action, policy, or common law; (ii) that is defined as `a "hazardous waste" or "hazardous substance" under any applicable federal, state, or local statute, regulation, or ordinance; (iii) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any applicable governmental authority within a United States agency, department, commission, board, agency, or instrumentality;
(iv) the presence of which on the Real Property causes or threatens to cause a nuisance upon the Real Property or to adjacent properties, or poses or threatens to pose a hazard to the health or safety of persons on or about the Real Property; (v) the presence of which on adjacent properties could constitute a trespass by the Target or the Parent as of the Closing Date; (vi) that contains gasoline, diesel fuel, or other petroleum hydrocarbons in any unconfined manner; or (vii) that contains PCBs, asbestos, or urea formaldehyde foam insulation.


                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Indemnified Party" means the party indemnified under this Agreement.

                  "Indemnifying   Party"  means  the  party   indemnifying   the
Indemnified Party under this Agreement.

                  "Intellectual Property" means all (a) trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof, (b) copyrights and registrations and applications for registration thereof, (c) computer software, data, and documentation, (d) trade secrets and confidential business information (including formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), and (e) all property, tangible or intangible, acquired or used directly or indirectly in connection with the development and/or maintenance of the Target's website, including without limitation, the databases and all information contained therein, the domain names, the technology underlying the website, all hardware and software, all contents of the website, all information received from the persons accessing the website, and any and all trademark, copyright and other intellectual property rights to any or all of the foregoing.

                  "Knowledge"   means,   with  respect  to  the  Target  or  the
Shareholders,  actual  knowledge  by Douglas E. Elerath or Betzi M. Hitz.

                  "Known Claim" has the meaning set forth in Section 13.

                  "Known Claim Amount" has the meaning set forth in Section 13.

                  "Laws" means all laws, statutes, codes, rules, regulations, ordinances, or orders of any Governmental Body.

                  "Liability" means any liability, debt, obligation, amount or sum due (whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due) including any liability for Taxes.

                  "Material" or "Material Adverse Effect" means a material adverse effect (5% or greater) on the assets, financial condition or results of operations of the Party immediately upon the effectiveness of the Closing on the Closing Date.

                  "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

                  "Most Recent Financial Statement" has the meaning set forth in
Section 7(f).

                  "Most  Recent  Fiscal  Year End"  has the meaning set forth in
Section 7(f).

                  "Multi-employer Plan" has the meaning set forth in ERISA Sec. 3(37).

                  "NextWave" means NextWave Photonics LLC, a Florida limited liability company.

                  "Order" means any order, writ, injunction,  decree,  judgment,
award,   determination  or  written  direction  of  any  court,   arbitrator  or
Governmental Body.

                  "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

                  "Parent"   means   NextPath   Technologies,  Inc.,  a   Nevada
corporation.

                  "Party" has the meaning set forth in the preface above.

                  "Patent" or "Patents" means any U.S. or foreign patents or applications that are later added to this Agreement, any patents issuing on any such applications, any reissuance or extensions or reexaminations of any such patents and any foreign patents or patent applications corresponding to any of the U.S. patents or patent applications included in the Patent.

                  "Permitted Lien" means (i) any Security Interest for which the underlying liability is disclosed on the Most Recent Balance Sheet, (ii) any Security Interest for Taxes not yet due or being contested in good faith, or
(iii) any Security Interest which does not materially detract from the value or materially interfere with the use of any asset as currently used in the Business by the Target.

                  "Person"  means  an  individual,   corporation,   partnership,
association, trust or other entity or organization, including a Governmental Body or an agency or instrumentality thereof.

                  "Personal Property" means all tangible property other than Real Property.

                  "Pre-Closing Tax Period" means any Tax period ending prior to the Closing Date.

                  "Products" means that group of products which has been designed, developed and/or produced, or which is presently sold or offered for sale by, the Target.

                  "Prohibited Transaction" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

                  "Reflex" means Reflex LLC, a New Mexico limited liability company.

                  "Real Property" means all real estate, improvements, buildings and fixtures owned or leased by the Target or its subsidiaries in connection with the Business.

                  "Reportable Event" has  the  meaning  set  forth in ERISA Sec.
4043.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien, other than (a) mechanic's, materialmen's and similar liens, (b) liens for Taxes not yet due and payable (or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings), (c) liens arising under workers' compensation, unemployment insurance, social security, retirement, and similar legislation, (d) liens arising in connection with sales of foreign receivables, (e) liens on goods in transit incurred pursuant to documentary letters of credit, (f) purchase money liens and liens securing rental payments under capital lease arrangements, and
(g) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

                  "Shareholders" means Douglas E. Elerath and Betzi M. Hitz, husband and wife, Samuel C. Rogers, Jr. and Beverly Anne Rogers, husband and wife, and John W. Hodges, Jr.

                  "Shares" means all of the outstanding shares of the common stock of the Target as owned by the Shareholders on the Effective Date and on the Closing Date.

                  "Subsidiary" means any partnership, corporation or limited liability company with respect to which another specified partnership, corporation or limited liability company has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or managers. Reflex LLC, a New Mexico limited liability company, and NextWave
Photonics LLC, a Florida limited liability company, shall each be deemed a Subsidiary of the Target in this Agreement. When the term "Subsidiaries" is used in conjunction with the Target, it shall specifically include Reflex LLC and NextWave Photonics LLC.

                  "Sub" means Willow Systems, Inc., a Delaware corporation.

                  "Target"   means   Willow  Systems  Limited,   a   New  Mexico
corporation.

                  "Tax" means any  federal,  state,  local,  or foreign  income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto.

                  "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "UAR" means uncollected Acquired Accounts Receivable other than those related to the Parent, Sagebrush Technology, Inc. or Laser Wireless, Inc.

                  2.       The Merger.
                           ----------

                  (a) The Merger. At the Effective Time (as defined in Section 2(b) below), the Target shall be merged with and into the Sub in accordance with the applicable provisions of Delaware and New Mexico law, and the separate existence of the Target shall thereupon cease, and the Sub, as the Surviving Corporation in the Merger (the "Surviving Corporation"), shall continue its corporate existence under the laws of the State of Delaware under its present name. Upon the consummation of the Merger, the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers, and franchises as well of public as of a private nature, and being subject to all the restrictions, disabilities and duties of each of the Constituent Corporations, and all property, real, personal and mixed and all goodwill associated therewith, and all debts due to either Constituent Corporation on whatever account, as well as all other things belonging to or due to each of the Constituent Corporations, shall be vested in the Surviving Corporation without further act or deed. The Surviving Corporation shall thenceforth be responsible and liable for all debts, liabilities, duties and obligations of each of the Constituent Corporations, in accordance with applicable Delaware law.

                  (b) Effective Time of the Merger. On the Closing Date, the Merger Agreement or a Certificate of Merger, if permitted, together with required officers' certificates, shall be duly executed and filed with the New Mexico Secretary of State in accordance with New Mexico law and the Delaware Secretary of State in accordance with Delaware law. Subject to the laws of the States of New Mexico and Delaware, the Merger shall become effective on the date the Merger Agreement is filed with the Delaware Secretary of State or such later time or date as may be specified in the Certificate of Merger (the "Effective Time").

                  (c)      The Surviving Corporation.
                           -------------------------

                           (i)     Name. The Surviving Corporation shall be the
Sub, "Willow Systems, Inc."

                           (ii)    Certificate of Incorporation. The Certificate
of Incorporation of the Sub in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation.

                           (iii)   Bylaws.   The Bylaws  of the Sub in effect at
the Effective Time shall be the Bylaws of the Surviving Corporation.

                           (iv)    Directors and  Officers.  The  directors  and
officers of the Sub as existing immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.


                  3.       Conversion of Shares and Consideration Therefore.
                           ------------------------------------------------

                  (a) Conversion of Target Shares. Pursuant to the Merger Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the Shareholders, the Shares shall be converted into, and become exchangeable for, Six Hundred Fifty Thousand (650,000) shares of Parent's restricted common stock, par value $.001 (the "Parent Shares").

                  (b) Additional Consideration. In addition to the conversion of the Shares into Parent Shares, the Sub shall pay to the Elerath Shareholders One Million Seven Hundred Thousand Dollars ($1,700,000) (the "Additional Consideration"), to be divided equally between the Elerath Shareholders. On the

Closing Date (as defined in Section 4), the Sub shall pay the Additional Consideration as follows:

                           (i)     Seven   Hundred   Fifty   Thousand    Dollars
($750,000) (the "Escrow Payment") shall be paid to the Escrow Agent to be held and distributed as set forth in Section 5; and

                           (ii)    Nine   Hundred   Fifty    Thousand    Dollars
($950,000) (the "Initial Payment") shall be paid to the Elerath Shareholders by wire transfer of immediately available funds. The Initial Payment shall be paid to the respective Elerath Shareholders in the following amounts:

            Seller                                Initial Payment
            ------                                ---------------

       Douglas E. Elerath                           $   475,000

       Betzi M. Hitz                                    475,000
                                                     ----------

             TOTAL                                  $   950,000

                  The Parent Shares, Escrow Payment and Initial Payment shall collectively be known as the "Merger Consideration".


                  (c) Delivery of Parent Shares. Parent The Sub shall deliver the Parent Shares to the Shareholders at Closing in the form of certificates evidencing ownership as follows:


                Shareholders                              Parent Shares
                ------------                              -------------

     Douglas E. Elerath and Betzi M. Hitz,                    500,000
     Joint Tenants With Right of Survivorship

     Samuel C. Rogers and Beverly Anne Rogers,                100,000
     Joint Tenants with Right of Survivorship

     John W. Hodges, Jr.                                       50,000

The Parent Shares will be "Restricted Securities," as defined by Rule 144 under the Securities Act of 1933, will be restricted as to transferability, and will bear substantially the following legend:

                  The Securities represented by this Certificate have not been registered under the United States Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The Securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

                  (d) Delivery of Target Shares. At Closing, the Shareholders shall deliver to the Parent all certificates of the Shares which shall be cancelled and exchanged for the Merger Consideration. From and after the Effective Time, the stock transfer books of the Target shall be closed and no transfer of Shares shall thereafter be made.

                  (e) Taking of Necessary Action; Further Action. The Parent, Sub, Target and Shareholders shall take all such action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible, subject to all of the terms and conditions of this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers, franchises, and all goodwill associated therewith, of either of the Constituent Corporations, the officers and directors of the Constituent Corporations are fully authorized in the name of the Constituent Corporations or otherwise to take, and shall take, all such action.

                  (f) Registration Rights. At the written request of the Shareholders, the Parent shall register the Parent Shares. In any event, the Parent agrees to file a registration statement covering the Parent Shares with the Securities and Exchange Commission within six months of the Closing Date.

                  (g) Reflex and NextWave Interests. The Shareholders agree to deliver to the Target, on or before the Closing Date, the following fully executed documents related to Reflex and NextWave:

     Document                                Subsidiary        Agreement Exhibit
     --------                                ----------        -----------------

     Elerath - Reflex LLC Purchase
     Agreement                                 Reflex                K-1

     Rogers - Reflex LLC Purchase Agreement    Reflex                K-2

     Elerath - NextWave Photonics LLC
     Purchase Agreement                        NextWave              K-3

     Hodges - NextWave Photonics LLC
     Purchase Agreement                        NextWave             K-4

                  4.       The Closing.
                           -----------

                  (a) The Closing. The closing of the transaction contemplated by this Agreement (the "Closing") will take place in Oklahoma City, Oklahoma, commencing at 9:00 a.m. local time on the first Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated in this Agreement, or such other date, time and place as the Parties may mutually determine (the "Closing Date"); provided however, that the Closing Date will be no later than December 31, 1999, after which any Party may terminate this Agreement upon written notice to the other Parties and without obligation to the other Parties.

                  (b) Deliveries at the Closing. At the Closing, (i) the Shareholders shall deliver to the Parent the various certificates, instruments, and documents referred to in Section 10(a), and (ii) the Parent will deliver to the Shareholders the various certificates, instruments, and documents referred to in Section 10(b).

                  5.       Escrow Account.
                           --------------

                  (a) Deposit Into Escrow Account. On the Closing Date, the Sub shall deposit the Escrow Payment (the Escrow Payment together with any proceeds realized from the investment of the Escrow Payment are collectively referred to as the "Escrow Amount") into an escrow account (the "Escrow Account") with BancTrust, the Trust Division of BancFirst, Oklahoma City, Oklahoma (the "Escrow Agent"), to be held and invested by the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement attached as Exhibit C to this Agreement and distributed not later than one (1) year following the Closing Date (the "Escrow Closing Date").

                  (b) Investment of Escrow Amount. The Escrow Agent shall invest the Escrow Amount during the term of the Escrow Agreement in such short term cash equivalent or money market obligations and/or investments as the Escrow Agent, in its discretion, may deem appropriate. The Elerath Shareholders may, by written notice to the Escrow Agent and to the Parent, designate a particular cash equivalent or money market obligation and/or investment. If the Elerath Shareholders do so, then the Escrow Agent is relieved of any responsibility for the appropriateness of the investment of the Escrow Amount designated by the Elerath Shareholders. All income derived from the investment of the Escrow Amount shall accrue to the Escrow Account.

                  (c) Initial  Distribution from Escrow Account.  Within fifteen
(15) days after the six-month anniversary of the Closing Date, the Parent shall provide the Elerath Shareholders and the Escrow Agent with (i) a list of all Acquired Accounts Receivable which have not been collected (the "UAR" and the "UAR List"), and (ii) a list of all claims asserted against the Parent and Sub as of that date for which the Parent and Sub seek indemnification by the Elerath Shareholders (the "Known Claim Amounts" and the "Known Claim Amounts List"). Following receipt of the UAR List and the Known Claims List, the Escrow Agent shall distribute to the Parent or its designee an amount equal to the face amount of all UARs as set forth on the UAR List.

                  (d) Final Distribution from Escrow Account. Not sooner than fifteen (15) days before the Escrow Closing Date, the Parent shall provide the Elerath Shareholders and the Escrow Agent with an updated UAR List and an updated Known Claims List as of that date (the "Final UAR List" and the "Final Known Claims List") and a list of any Claim Settlement Amounts to which the Parent is entitled pursuant to Section 13. On the Escrow Closing Date, the Escrow Agent shall distribute the Escrow Amount in the following amounts and order of priority and close the Escrow Account:

                           (i) to the Escrow Agent in an amount equal to one-half of any unpaid expenses and any unpaid portion of its fees as set forth in the Escrow Agreement, the payment of which amount would otherwise be the Elerath Shareholders' obligation;

                           (ii) to the Parent or its designee in an amount equal to the face value of all UARs and all Known Claim Amounts as set forth on the Final UAR List and the Final Known Claims List and all Claim Settlement Amounts to which the Parent or Sub is entitled; and

                           (iii) to the Elerath Shareholders, share and share alike, to the extent of any remaining balance in the Escrow Account.

                  (e) Dispute Resolution In the event the Elerath Shareholders notify the Parent that they dispute a Known Claims Amount or a Claim Settlement Amount proposed by the Parent, the Elerath Shareholders and the Parent shall use their reasonable efforts to negotiate a prompt resolution of the dispute. Should they be unable to resolve the dispute, they shall seek binding arbitration in New Mexico. The arbitration will be conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association, but will not be administered by the American Arbitration Association. The arbitrator will be chosen as follows: following receipt of the demand, each party will appoint an arbitrator within seven days. The appointed arbitrator(s) will, within seven days of the date of his/her/their appointment, appoint a neutral arbitrator who will hear the case. The parties may communicate with the neutral arbitrator in writing with a copy of the communication provided to the other party. The fee and expenses of each appointed arbitrator shall be paid by the party appointing the arbitrator and the fee and expenses of the neutral arbitrator shall be paid one-half by each party.

                  (f) Assignment of Reimbursed UAR. Within ten (10) days of its receipt from the Escrow Agent of reimbursement for an UAR, the Parent shall assign the UAR to the Elerath Shareholders.

                  (g) Reimbursement of Elerath Shareholders. If the Parent is reimbursed for a Known Claim Amount or a Settlement Claim Amount out of the Escrow Account and the Know Claim Amount or the Settlement Claim Amount is subsequently reduced, the Parent shall, within thirty (30) days of the reduction, reimburse the Elerath Shareholders in an amount equal to the reduction of the Known Claim Amount or the Settlement Claim Amount.

                  6.       Representations   and   Warranties   Concerning   the
                           -----------------------------------------------------
Transaction.
-----------

                  (a) Representations and Warranties of the Shareholders. Each Shareholder severally represents and warrants to the Parent and Sub that the statements contained in this Section 6(a) are true, correct and complete as of the Effective Date and will be true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the Effective Date throughout this Section 6(a)), except to the extent that those representations and warranties are expressly made as of another specified date, and as to those representations and warranties, the same will be true, correct and complete as of such date and except as set forth in Disclosure Schedule 6(a) attached to this Agreement.

                           (i) Authorization of Transaction. The Shareholder has full power and authority to execute and deliver this Agreement and to perform his or her obligations under this Agreement. This Agreement has been duly executed and delivered by the Shareholder. This Agreement constitutes the valid and legally binding obligation of the
         Shareholder, enforceable in accordance with its terms and conditions, except that (A) such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other laws, decisions or equitable principles now or hereafter in effect relating to or affecting the enforcement of creditors' rights or debtors' obligations generally, and to general equity principles, and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought (the terms of clause (A) and (B) are sometimes collectively referred to as the "Equitable Exceptions"). Except for filings required by the HSR Act, if so required, the Shareholder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Body in order to consummate the transactions contemplated by this Agreement.

                           (ii) Noncontravention. Except for approvals required under the HSR Act, if any, neither the execution and the delivery of this Agreement by the Shareholder, nor the consummation of the transactions contemplated by this Agreement by the Shareholder, will
         (A) violate any Law or Order or other restriction of any Governmental Body to which the Shareholder is subject, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any part the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which any Shareholder is a party or by which he or she is bound or to which any of his or her assets is subject.

                           (iii) Broker's Fees. The Shareholder has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Parent or Sub could become liable or obligated.

                           (iv) The Shares. The Shareholder holds of record and owns beneficially all of his or her Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act of 1933 (the "Securities Act") and state securities laws), claims, Taxes, Security Interests (other than those to be removed at Closing), options, warrants, rights, contracts, calls, commitments, equities, and demands. The Shareholder is not a party to any option, warrant, right, contract, call, put, or other agreement or commitment providing for the disposition by the Shareholders of any capital stock of the Target (other than this Agreement, including any Exhibits to this Agreement). The Shareholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Target.

                           (v)  Suitability.  The  Shareholder  is either (a) an
         Accredited Investor, as that term is defined in Regulation D as promulgated by the Securities and Exchange Commission, in that he or she is a natural person (i) whose individual net worth, or joint net worth with that person's spouse, at the time of purchase, exceeds $1,000,000, or (ii) who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years, and who reasonably expects to reach the same income level in the current year, or (b) either directly or through his or her professional tax and other advisors, has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks relating to the acquisition of the Parent Shares and making an informed purchase and investment decision.

                           (vi)  Absence  of   Registration.   The   Shareholder
         understands that the Parent Shares have not been registered under the Securities Act or any state securities laws, and are being offered and sold under exemptions from the registration provisions of the Securities Act, and applicable state securities laws, and that such exemptions may depend upon, among other things, the bona fide nature of the respective Seller's investment intent as expressed in this Agreement.

                           (vii) Restrictions on Transferability. The Shareholder acknowledges that the Parent Shares may not be offered or sold and must be held indefinitely unless subsequently registered under the Securities Act and applicable state securities laws or unless any proposed transaction involving any of the Parent Shares qualifies for exemption from registration under the Securities Act and applicable state securities law, and that no such exemption may be available at any particular time. Each of the Shareholders further acknowledges that the Parent Shares are and will be subject to the legend set forth in
         Section 3(c) as they are "restricted securities" under Rule 144 as promulgated by the SEC under the Securities Act.

                           (viii) Access to Information. The Shareholder has had an opportunity to discuss, and has discussed to his or her satisfaction, the Parent's business, management and financial affairs with the Parent and others involved in the management of the Parent. The Shareholder has had the opportunity to ask questions and receive answers, and has asked questions and received answers to his or her satisfaction, concerning the terms and conditions of this transaction, and has had the opportunity to obtain, and has obtained, to his or her satisfaction, any additional information which the Parent possesses or could acquire without unreasonable effort or expenses. The Shareholder has had the opportunity to review, and has reviewed to his or her satisfaction, the Parent's facilities and books and records as necessary to evaluate the Parent Shares and the business of the Parent. The Shareholder acknowledges that the Parent has not made any representations regarding the Parent Shares or the business of the Parent or the management or financial affairs of the Parent except to the extent set forth in this Agreement and the Exhibits to this Agreement, and any other writing delivered pursuant to this Agreement or at Closing. The Shareholder acknowledges the risks inherent in the quality, character and underlying business of the Parent. At Closing, the Shareholder will assume the risk of full or partial loss of his or her investment.

                           (ix) Investment. The Shareholder is acquiring the Parent Shares for investment purpose only and not with a view to or for sale in connection with any distribution of them within the meaning of the Securities Act. Furthermore, the Shareholder acknowledges that neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits of an investment in the Parent Shares and that any representation to the contrary is a criminal offense.

                           (x) Liability. The Shareholder represents that as of the Closing Date the Target and its Subsidiaries have no Liability whatsoever to the Shareholder and the Shareholder has no claims or causes of action whatsoever against the Target and its Subsidiaries.

                           (xi) Reflex and NextWave Interests. The Target holds of record and owns beneficially all of Reflex and all of NextWave free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), claims, Taxes, Security Interests (other than those to be removed at Closing), options, warrants, rights, contracts, calls, commitments, equities, and demands.

                  (b) Representations and Warranties of the Parent. The Parent represents and warrants to the Shareholders that the statements contained in this Section 6(b) are true, correct and complete as of the Effective Date and will be true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the Effective Date throughout this Section 6(b)), except to the extent that those representations and warranties are expressly made as of another specified date, and as to those representations and warranties, the same will be true, correct and complete as of such date and except as set forth in the Disclosure Schedule 6(b) attached to this Agreement.

                           (i) Organization and Qualification. The Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. It has full power and authority to carry on its business as it is now being conducted and to own and operate its assets and business.

                           The Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. It has full power and authority to carry on its business as it is now being conducted and to own and operate its assets and business. If required by law, the Sub will be duly licensed or qualified to transact business as a foreign corporation in New Mexico.

                           (ii) Capitalization. The Parent has authorized capital stock consisting of 100,000,000 shares of common stock, $0.001 par value, of which approximately 25,000,000 shares have been issued and are outstanding as of the Effective Date, and 1,000,000 shares of preferred stock, $0.001 par value, none of which have been issued and are outstanding as of the Effective Date. The outstanding shares have been validly issued and are fully paid and nonassessable. No subscriptions, options, warrants, calls, commitments or agreements (including, without limitation, voting trust agreements or any other agreement relating to the voting of shares or restricting in any manner the sale or transfer of shares) relating to the authorized or issued shares of the Parent are outstanding.

                           The Sub has authorized capital stock consisting of 5,000 shares of common stock, $.01 par value, of which 5,000 shares have been issued and are outstanding as of the Effective Date, all of which are owned by the Parent. The outstanding shares have been validly issued and are fully paid and nonassessable. No subscriptions, options, warrants, calls, commitments or agreements (including, without limitation, voting trust agreements or any other agreement relating to the voting of shares or restricting in any manner the sale or transfer of shares) relating to the authorized or issued shares of the Sub are outstanding.

                           (iii) Authorization of Transaction. The Parent and the Sub have full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform their obligations under this Agreement and this Agreement has been duly executed and delivered by the Parent and Sub. This Agreement constitutes the valid and legally binding obligation of the Parent and the Sub, enforceable in accordance with its terms and conditions except for the Equitable Exceptions. Except for filings made under the HSR Act, if so required, the Parent and the Sub need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Body in order to consummate the transactions contemplated by this Agreement.

                           (iv) Noncontravention. Except for approvals required under the HSR Act, if so required, and as set forth in Disclosure
         Schedule 6(b)(iv) attached to this Agreement, neither the execution and the delivery of this Agreement by the Parent and the Sub, nor the consummation of the transactions contemplated by this Agreement by the Parent and the Sub, will (A) violate any Law or Order or other restriction of any Governmental Body to which the Parent or the Sub are subject or any provision of its charter or bylaws, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which the Parent or the Sub is a party or by which it is bound or to which any of its assets is subject and which has a Material Adverse Effect on the Parent or the Sub.

                           (v) Default. Neither the Parent nor the Sub has defaulted under any agreement to which it is a party or by which it is bound, which would have a Material Adverse Effect on the Parent or the Sub.

                           (vi) Litigation. Neither the Parent nor Sub is a party to any litigation, pending or threatened. Other than as set forth in Disclosure Schedule 6(b)(vi) related to Jolt Ltd. and AirOptics, Inc., no material claim has been made, asserted or threatened against the Parent or the Sub. There are no proceedings involving the Parent or the Sub pending before any federal, state or municipal government, or any department, board, body or agency, nor have any been threatened.

                           (vii) Suitability. The Parent is an Accredited Investor as that term is defined in Regulation D. Through its directors and officers, the Parent has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks relating to the acquisition of the Shares and making an informed investment decision.

                           (viii) Absence of Registration. The Parent understands that the Shares have not been registered under the Securities Act, or any state securities laws, and are being offered and sold under exemptions from the registration provisions of the Securities Act, and applicable state securities laws, and that such exemptions may depend upon, among other things, the bona fide nature of the Parent's investment intent as expressed in this Agreement.

                           (ix) Restrictions on Transferability. The Parent acknowledges that the Shares may not be offered or sold and must be held indefinitely unless subsequently registered under the Securities Act and applicable state securities laws or unless any proposed transaction involving any of the Shares qualifies for exemption from registration under the Securities Act and applicable state securities law, and that no such exemption may be available at any particular time. The Parent further acknowledges that the Shares are "restricted securities" under Rule 144 promulgated by the SEC under the Securities Act.

                           (x) Access to Information. The Parent has had an opportunity to discuss, and has discussed to its satisfaction, the Target, the Business and the Target's management and financial affairs with the Shareholders and others involved in the management of the Target. The Parent has had the opportunity to ask questions and receive answers, and has asked questions and received answers to its satisfaction, concerning the terms and conditions of this transaction, and has had the opportunity to obtain, and has obtained, to its satisfaction, any additional information which the Target or the Shareholders possess or could acquire without unreasonable effort or expenses. The Parent has had the opportunity to review, and has reviewed to its satisfaction, the Target's facilities and books and records as necessary to evaluate the Shares and the business of the Target. The Parent acknowledges that neither the Target nor any of the Shareholders has made any representations regarding the Shares or the Business, management or financial affairs of the Target except to the extent set forth in this Agreement and the Exhibits to this Agreement, and any other writing delivered pursuant to this Agreement or at Closing. The Parent acknowledges the risks inherent in the quality, character and underlying business of the Target. At Closing, the Parent will assume the risk of full or partial loss of its investment.

                           (xi) Brokers' Fees. Neither the Parent nor the Sub has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Shareholders could become liable or obligated.

                           (xii) Investment. The Parent is acquiring the Shares for its own account for investment only and not with a view toward any public sale or distribution of the Shares or any portion of the Shares.

                           (xiii) Financing. The Sub has, or will have prior to Closing, sufficient funds and/or commitments for all financing necessary to pay the cash portion of the Merger Consideration to the Elerath Shareholders and the Escrow Agent which commitments are, or will be, in full force and effect.

                           (xiv) Employee Benefit Program. The Parent represents and warrants that (A) the Employee Benefit Program that will be established for the Surviving Corporation will be equal to or greater than the one in place for the Target as of the Effective Date, (B) the Target's Safe Harbor 401(k) Pension Plan will be retained, the medical benefits currently provided by the Target to its employees will not be reduced, (C) the combination of pay and time off benefits currently provided by the Target to its employees will not be reduced, and (D) any changes in any employee benefit plan made during the first year after the Closing Date will be assessed by and outside third party to assure parity.

                           (xv) SkyCam. The Target's ongoing contracted work for SkyCam Systems, Inc. d/b/a CineFlex, will continue.

                           (xvi) Creativity Incentive Plan. The Surviving Corporation will establish an employee Creativity Incentive Plan ("CIP") to encourage invention and creativity by its employees. The CIP will be innovative and go beyond the customary industry norms in providing rewards to employees for invention and creativity. The CIP will be established within six months of the Closing Date. It shall be established by a committee with representatives from the employees, management, the directors and one representative of an outside consulting firm that meets with the approval of the employees, management and the directors on the CIP committee.

                           (xvii) Directors and Officers Liability Insurance. The Surviving Corporation will obtain standard directors and officers liability insurance.

                  7.  Representations  and Warranties  Concerning the Target and
                      ----------------------------------------------------------
Subsidiaries.  The Elerath  Shareholders,  jointly and severally,  represent and
------------
warrant to the Parent and the Sub that the statements contained in this Section 7 are true, correct and complete as of the Effective Date and will be true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the Effective Date throughout this Section
7), except to the extent that those representations and warranties are expressly made as of another specified date, and as to those representations and warranties, the same shall be true, correct and complete as of such date and except as set forth in a Disclosure Schedule to this Section 7.

                  (a) Organization and Qualification. The Target is a corporation duly organized, validly existing, and in good standing under the laws of the State of New Mexico. It is duly authorized to conduct business and is in good standing under the laws of the State of New Mexico and each other jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification. Reflex is duly organized, validly existing and in good standing under the laws of New Mexico. NextWave is duly organized, validly existing, and in good standing under the laws of Florida. The Target, Reflex and NextWave each has full power and authority to carry on its business as it is now being conducted and to own and operate its assets and business.

                  (b) Capitalization. The entire authorized capital stock of the Target consists solely of one hundred thousand (100,000) shares of no par value common stock, of which two hundred (200) shares are issued and outstanding and owned by the Elerath Shareholders (100 shares each), 31.169 shares are held by Samuel C. and Beverly Anne Rogers, and 15.584 shares are held by John W. Hodges, Jr. The Target has no preferred shares authorized. None of the Shares are held in treasury. The Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Shareholders. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which the Target is a party or which are binding upon the Target providing for the issuance, disposition, or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation or similar rights with respect to the Shares.

                  (c) Notice of Transaction. Except for filings made under the HSR Act, if so required, the Target and its Subsidiaries need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of, any Governmental Body in order to consummate the transactions contemplated by this Agreement.

                  (d) Noncontravention. Except for approvals required under the HSR Act, if required, and as set forth on Disclosure Schedule 7(d), the consummation of the transactions contemplated by this Agreement will not (i) violate any Law or Order or other restriction of any Governmental Body to which the Target and its Subsidiaries are subject or any provision of their charter or bylaws, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which the Target and its Subsidiaries are a party or by which they are bound or to which any of their assets is subject (or result in the imposition of any Security Interest upon any of its assets) and which has a Material Adverse Effect on the Target and its Subsidiaries.

                  (e) Subsidiaries. The Target has no Subsidiaries other than Reflex and NextWave and does not control, directly or indirectly, or have any direct or indirect equity participation in any other Person.

                  (f) Financial Statements. Attached hereto as Exhibit D are the following financial statements (collectively the "Financial Statements"): (i) unaudited balance sheet and statement of income, changes in stockholders' equity, and cash flow as of and for the fiscal year ended December 31, 1998 (the "Most Recent Fiscal Year End") for the Target, and (ii) an unaudited balance sheet and statement of income, changes in stockholders' equity, and cash flow as of and for the stub period ending September 30, 1999 for the Target and its Subsidiaries (the "Most Recent Financial Statement"). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, are true and complete in all material respects, fairly present the financial condition of the Target and its Subsidiaries as of such dates, and are consistent with the books and records of the Target and its Subsidiaries (which books and records are true, correct and complete in all material respects).

                  (g) Events Subsequent to the Most Recent Financial Statement. Except as set forth on Disclosure Schedule 7(g), since September 30, 1999, there has not been any Material adverse change in the assets, Liabilities, Business, financial condition, operations, or results of operations of the Target and its

Subsidiaries. Without limiting the generality of the foregoing since that date:

                           (i) the Target and its Subsidiaries have not sold, leased, transferred, or assigned any of their assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                           (ii) the Target and its Subsidiaries have not entered into any contract, lease, sublease, license or sublicense (or series or related contracts, leases, subleases, licenses and sublicenses) either involving more than $5,000 or outside the Ordinary Course of Business;

                           (iii) the Target and its Subsidiaries have not accelerated, terminated, modified, or canceled any contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses) involving more than $5,000 to which the Target and/or its Subsidiaries are a party or by which they are bound;

                           (iv)  no  party  has   notified  the  Target  or  its
         Subsidiaries  of  any   acceleration,   termination,   modification  or
         cancellation of any Material customer contract or any contract, agreement, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses), involving more than $5,000 to which the Target or its Subsidiaries is a party or by which it is bound;

                           (v) the Target and its Subsidiaries have not made any capital expenditure (or series of related capital expenditures) either involving more than $5,000 individually or $15,000 in the aggregate, or outside the Ordinary Course of Business;

                           (vi) the Target and its Subsidiaries have not made any capital investment in, any loan to, or any acquisition of the securities or assets of any other person (or series of related capital investments, loans, and acquisitions) either involving more than $5,000 individually or $15,000 in the aggregate;

                           (vii) the Target and its Subsidiaries have not delayed or postponed (beyond their normal practice) the payment of accounts payable and other Liabilities;

                           (viii) there has been no change made or authorized to
         the  Articles  of   Incorporation  or  Bylaws  of  the  Target  or  the
         organizational and operating documents of its Subsidiaries.

                           (ix)  the  Target  and  its  Subsidiaries   have  not
         experienced any damage, destruction or loss involving more than $5,000 (whether or not covered by insurance) to their property;

                           (x) the Target and its Subsidiaries have not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business or involving more than $5,000, giving rise to any claim or right on its part against the person or on the part of the person against them;

                           (xi) the Target and its Subsidiaries have not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement with any of their full-time staff employees;

                           (xii) the Target and its Subsidiaries have not granted an increase in the base compensation of any of their directors, officers, and employees outside the Ordinary Course of Business;

                           (xiii) the Target and its Subsidiaries have not adopted any (A) bonus, (B) profit-sharing, (C) incentive compensation,
         (D) pension, (E) retirement, (F) medical, hospitalization, life, or other insurance, (G) severance, or (H) other plan, contract or commitment for any of their directors, officers, and employees, or modified or terminated any existing such plan, contract or commitment; and

                           (xiv)  the  Target  and  its  Subsidiaries  have  not
committed to do any of the foregoing.

                  (h) Undisclosed Liabilities. Except as set forth in Disclosure
Schedule 7(h), the Target and its Subsidiaries do not have any Liability to the Knowledge of the Elerath Shareholders which is individually in excess of $5,000, or in excess of $25,000 in the aggregate, except for (i) Liabilities set forth on the face of the Most Recent Financial Statement, and (ii) Liabilities which have arisen after the Most Recent Financial Statement in the Ordinary Course of Business.

                  (i)      Tax Matters.   Except  as  set  forth  on  Disclosure
Schedule 7(i):

                           (i) the Target and its Subsidiaries have filed all Tax Returns that they were required to file. All such Tax Returns are true and complete in all material respects. All Taxes owed by the Target and its Subsidiaries (whether or not shown on any Tax Return) have been paid. The Target and its Subsidiaries are not the beneficiary of any extension of time within which to file any Tax Return. To the Knowledge of the Elerath Shareholders, no claim is currently pending by any authority in any jurisdiction where the Target and its Subsidiaries do not file Tax Returns that they are or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Target and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax;

                           (ii) the Target and its Subsidiaries have not received any notice that any authority intends to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Target and its Subsidiaries either (A) claimed or raised by any authority in writing, or (B) as to which the Elerath Shareholders have Knowledge based upon personal contact with any agent of such authority. Disclosure Schedule 7(i) lists all federal, state and local income Tax Returns filed with respect to the Target and its Subsidiaries for taxable periods ended on or after December 31, 1994 that currently are the subject of an audit; and

                           (iii) The Target and its Subsidiaries have not filed a consent under Code Sec. 341(f) concerning collapsible corporations. The Target and its Subsidiaries have not made any payments, are not obligated to make any payments, and are not a party to any agreement that under certain circumstances could obligate any of them to make any payments that will not be deductible to the Target and its Subsidiaries under Code Sec. 280G. The Target and its Subsidiaries have not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). The Target and its Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Sec. 6662. The Target and its Subsidiaries are not a party to any Tax allocation or sharing agreement. The Target and its Subsidiaries have not consented to the extension of the statute of limitations relating to any tax year.

                  (j) Tangible Assets. The Target and its Subsidiaries own or lease all tangible assets necessary for the conduct of their businesses as presently conducted. To the Knowledge of the Elerath Shareholders, each such tangible asset is free from Material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

                  (k) Real Property. Disclosure Schedule 7(k) sets forth all real estate, improvements, buildings and fixtures owned or leased by the Target and/or its Subsidiaries (the "Real Property"). Subject to the Permitted Liens and any Security Interests disclosed on Disclosure Schedule 7(k), the Target has good title to, or, in the case of leased Real Property, has a valid leasehold interest in, the Real Property. All leases of Real Property are valid, binding and enforceable in accordance with their respective terms. The Target and its Subsidiaries are not in Material default under any such leases, and to the Knowledge of the Elerath Shareholders, there does not exist under any such lease any Material default of any other party or any event which with notice or lapse of time or both would constitute a Material default. To the Knowledge of the Elerath Shareholders, the Real Property is in good operating condition and repair, normal wear and tear excepted, is in compliance with all applicable code requirements, and is free from any defects that have, or reasonably could have, a Material Adverse Effect. Except as set forth on Disclosure Schedule 7(k), to the Knowledge of the Elerath Shareholders there are no existing structural defects in any of the Real Property.

                  (l) Personal Property. Disclosure Schedule 7(l) sets forth all tangible property, other than Real Property, owned or leased by the Target and/or its Subsidiaries (the "Personal Property") whose fair market value exceeds $250. Subject to the Permitted Liens and any Security Interests disclosed on Disclosure Schedule 7(l), the Target and its Subsidiaries have good title to, or in the case of leased Personal Property has a valid leasehold interest in, the Personal Property. All leases of Personal Property are valid, binding and enforceable in accordance with their respective terms. The Target and its Subsidiaries are not in Material default under any such leases, and to the Knowledge of the Elerath Shareholders, there does not exist under any such lease any Material default of any other party or any event which with notice or lapse of time or both would constitute a Material default. To the Knowledge of the Elerath Shareholders, the Personal Property is in good operating condition and repair, normal wear and tear excepted, and is free from any defects that have, or reasonably could have, a Material Adverse Effect. Except as set forth on Disclosure Schedule 7(l), to the Knowledge of the Elerath Shareholders there are no existing defects in any of the Personal Property.

                  (m)      Intellectual Property.
                           ---------------------

                           (i) Except as set forth on Disclosure Schedule 7(m), the Target and its Subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property and all goodwill associated therewith necessary for the operation of the Business as presently conducted. Each item of Intellectual Property owned or used by the Target and its Subsidiaries immediately prior to the Closing will be owned or available for use by the Target and its Subsidiaries on identical terms and conditions immediately subsequent to the Closing.

                           (ii) To the Knowledge of the Elerath Shareholders, the Target and its Subsidiaries have not interfered with, infringed upon, misappropriated, or otherwise come into conflict with, any Intellectual Property rights of third parties; and the Target and its Subsidiaries have not received within the past three (3) years any charge, complaint, claim, or notice alleging any such interference, infringement, misappropriation, or violation.

                           (iii) Disclosure Schedule 7(m) identifies each patent or trademark, tradename or copyright registration, and website which has been issued to the Elerath Shareholders and the Target and/or its Subsidiaries with respect to any of their Intellectual Property, identifies each pending patent application or application for trademark, tradename, copyright registration or website which the Elerath Shareholders and the Target and/or its Subsidiaries have made with respect to any of their Intellectual Property, and identifies each license, agreement, or other permission which the Elerath Shareholders and the Target and/or its Subsidiaries have granted to any third party with respect to any of their Intellectual Property (together with any exceptions). Except as identified in Disclosure Schedule 7(m), with respect to each item of Intellectual Property that the Elerath Shareholders and the Target and/or its Subsidiaries own:

                                    (A)     the  identified  owner possesses all
                  right,  title,  and interest in and to the item;

                                    (B)     the  item  is  not  subject  to  any
                  outstanding Order; and

                                    (C)  no  charge,  complaint,  action,  suit,
                  proceeding, hearing, investigation, claim, or demand is pending or, to the Knowledge of the Elerath Shareholders, is threatened, which challenges the legality, validity, enforceability, use, or ownership of the item.

                           (iv) Disclosure Schedule 7(m) also identifies each item of Intellectual Property that any third party owns and that the Target and/or its Subsidiaries use pursuant to license, sublicense, agreement, or permission (other than general commercial software). Except as identified in Disclosure Schedule 7(m), with respect to each such item of used Intellectual Property:

                                    (A)   to   the    Knowledge    of    Elerath
                  Shareholders, the license, sublicense, or permission covering the item is legal, valid, binding, and in full force and effect, subject to the Equitable Exceptions;

                                    (B)   to   the    Knowledge    of    Elerath
                  Shareholders, the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

                                    (C) the Target and/or its  Subsidiaries  are
                  not, and to the Knowledge of the Elerath Shareholders no other party to the license, sublicense, agreement, or permission is, in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder; and

                                    (D)  to  the   Knowledge   of  the   Elerath
                  Shareholders, no charge, complaint, action, suit, proceedings, hearing, investigation, claim or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property.

                  (n) Product Liability/Warranties. Except as disclosed on Disclosure Schedule 7(n), there is no outstanding claim or action against the Target and/or its Subsidiaries and, to the Knowledge of the Elerath Shareholders, no threatened claim, action or investigation against the Target and/or its Subsidiaries, for product liability or for breach of warranty of fitness to any customer of the Business which individually or in the aggregate could have a Material Adverse Effect.

                  (o) Contracts. Disclosure Schedule 7(o) lists the following contracts, agreements, leases, customer contracts or agreements and other written arrangements to which the Target and/or its Subsidiaries is a party:

                           (i) any written arrangement (or group of related written arrangements) for the lease of Personal Property, Real Property or Intellectual Property;

                           (ii) any written arrangement (or group of related written arrangements) for the purchase or sale of Products, raw materials, commodities, supplies, or other personal property or for the furnishing or receipt of services;

                          (iii) any written arrangement concerning a partnership or joint venture;

                           (iv)any written arrangement requiring confidentiality or non-competition;

                           (v)  any    written   arrangement    involving    the
         Shareholders and their Affiliates related to the Target and/or its Subsidiaries; and

                           (vi)  any  other  written  arrangement  (or  group of
         related   written   arrangements)   involving  the  Target  and/or  its
         Subsidiaries.

                  The Elerath Shareholders have delivered to the Parent a correct and complete copy of each written arrangement (as amended to date) listed in Disclosure Schedule 7(o). With respect to each written arrangement so listed: (A) the written arrangement is legal, valid, binding, enforceable, and in full force and effect, subject to the Equitable Exceptions; (B) to the Knowledge of the Elerath Shareholders, the written arrangement will continue to be legal, valid, binding, enforceable and in full force and effect, subject to Equitable Exceptions, on identical terms following the Closing; (C) the Target and/or its Subsidiaries are not, nor to the Knowledge of the Elerath Shareholders, is any other party in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement; and (D) the Target and/or its Subsidiaries have not, nor to the Knowledge of the Elerath Shareholders, has any other party, repudiated any provision of any of the written arrangements.

                  (p) Insurance. Disclosure Schedule 7(p) sets forth an accurate and complete list of all policies of fire, liability, key man life insurance, worker's compensation, products liability and other forms of insurance owned or held by or beneficially for the Target and/or its Subsidiaries. All such policies are in full force and effect, no premiums with respect to them are past due and no notice of cancellation or termination has been received by the Elerath Shareholders or the Target and/or its Subsidiaries with respect to any of them.

                  (q) Litigation. Disclosure Schedule 7(q) sets forth each instance in which the Target and/or its Subsidiaries (i) is subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge, or (ii) is a party or, to the Knowledge of the Elerath Shareholders, is threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

                  (r) Employees. Disclosure Schedule 7(r) lists all of the Employees of the Target and its Subsidiaries. To the Knowledge of the Elerath Shareholders, no key employee or full-time group of employees has any plans to terminate employment with the Target or its Subsidiaries. Except as set forth on Disclosure Schedule 7(r), the Target and its Subsidiaries are not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. To the Knowledge of the Shareholders, the Target and its Subsidiaries have not committed any unfair labor practice.

                  (s) Employee Benefits. Disclosure Schedule 7(s) lists all Employee Benefit Plans that the Target and its Subsidiaries maintain or to which the Target contributes for the benefit of any current or former employee of the
Target:

                           (i) each Employee Benefit Plan (and each related trust or insurance contract) substantially complies in form and in operation with the applicable requirements of ERISA and the Code;

                           (ii) to the Knowledge of the Elerath Shareholders, all contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Target and its Subsidiaries. All premiums or other payments which are due for all periods ending on or before the Closing Date have been paid with respect to each Employee Pension Benefit Plan;

                           (iii) each Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Sec. 401(a);

                           (iv) no Employee Pension Benefit Plan (other than any Multi-employer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the Pension Benefit Guaranty Corporation ("PBGC"). To the Knowledge of the Elerath Shareholders, no proceeding by the PBGC to terminate any Employee Pension Benefit Plan (other than any Multi-employer Plan) has been instituted or threatened;

                           (v) there have been no Prohibited Transactions with respect to any Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Employee Benefit Plans. To the Knowledge of the Elerath Shareholders, no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand with respect to the administration or the investment of the assets of any Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. The Elerath Shareholders have no Knowledge of any Basis for any such charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand; and

                           (vi) the Target and its Subsidiaries have not incurred, and the Elerath Shareholders have no reason to expect that the Target and its Subsidiaries will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any Employee Pension Benefit Plan that the Target and its Subsidiaries and the Controlled Group of Corporations which includes the Target and its Subsidiaries maintain or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute. The Target and its Subsidiaries do not maintain, nor have they ever maintained or contributed to, or ever has been required to contribute to any Employee Welfare Benefit Plan providing health, accident, or life insurance benefits to former employees, their spouses, or their dependents (other than in accordance with Code Sec. 162(k)).

                  (t) Health and Safety Matters. Except as set forth on Disclosure Schedule 7(t), to the Knowledge of the Elerath Shareholders:

                           (i) the Target and its Subsidiaries are in substantial compliance with all Laws concerning public health and safety, and employee health and safety, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against any of them alleging any failure to comply with any such Laws; and

                           (ii) the Target and its Subsidiaries have no Material Liability under the Occupational Safety and Health Act, as amended, or any other Law concerning employee health and safety.

                  (u) Environmental  Matters.  Except as set forth on Disclosure
Schedule 7(u), to the Knowledge of the Elerath Shareholders:

                           (i) Hazardous Materials. The current and former owners and tenants, occupants, and users of the Real Property and any other persons or concerns, have not: (i) engaged in or permitted any operations or activities upon, or any use or occupancy of, the Real Property, or any portion of the Real Property, for the purpose of, or in any way involving, the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping, or disposal of any Hazardous Materials (whether legal or illegal, accidental or intentional) on, under, in, or about, the Real Property, or (ii) unlawfully transported any Hazardous Materials to, from, or across, the Real Property. No Hazardous Materials are constructed, deposited, stored, or otherwise located on, under, in, or about, the Real Property, and, to the Knowledge of the Elerath Shareholders, no Hazardous Materials have migrated, or are likely to migrate, from other properties upon, about, or beneath, the Real Property. No Hazardous Materials generated by the Target and its Subsidiaries, if any, or, to the Knowledge of the Elerath Shareholders, located under, in, or about, the Real Property in the past have been unlawfully transported to any waste disposal facility or other site.

                           (ii) Environmental Requirements. Prior users of the Real Property and activities on the Real Property and all activities and conduct of business related to the Real Property have at all times complied with all Environmental Requirements (as defined in Section 1), and no activity on, or condition of, the Real Property has constituted a nuisance or tortious condition with respect to any third party. The Real Property and the existing uses and activities on the Real Property and all activities and conduct of business related to the Real Property (including the Business), comply with all Environmental Requirements, and no activity on, or condition of, the Real Property constitutes a nuisance or constitutes a tortious condition with respect to any third party.

                           (iii) Notice of Violations. Neither the Target and its Subsidiaries nor any other owner, tenant, occupant, or user of the Real Property has ever received any notice or other communication concerning any alleged violation of Environmental Requirements, or notice or other communication concerning alleged liability for Environmental Damages (as defined in Section 1) in connection with the Real Property. There is no (i) writ, injunction, decree, order, or judgment outstanding in relation to the ownership, use, maintenance, or operation of the Real Property by any person or concern; (ii) lawsuit, claim, proceeding, citation, directive, summons, or investigation pending or, to the Knowledge of the Elerath Shareholders, threatened in relation to the ownership, use, maintenance, or operation of the Real Property by any person or concern; or (iii) alleged violation of

         Environmental Requirements. Neither the Target and its Subsidiaries nor, to the Knowledge of the Elerath Shareholders, any other person or company has been ordered or requested by any regulatory authority to take any steps to remedy any condition on the Real Property constituting a violation of Environmental Requirements.

                           (iv) Underground Inspection and Storage Tanks. There is not now and, to the Knowledge of the Elerath Shareholders, there has never been located on the Real Property, any (i) underground improvement, including without limitation, any treatment or storage tank or water, gas, or oil well, or (ii) above-ground storage tank.

                           (v) The Target and its Subsidiaries have no Material Liability (and there is no Basis related to the past or present operations, properties, or facilities of the Target and its Subsidiaries and their respective predecessors and Affiliates for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against the Target and its Subsidiaries giving rise to any Liability) under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Federal Water Pollution Control Act of 1972, the Clean Air Act of 1970, the Safe Drinking Water Act of 1974, the Toxic Substances Control Act of 1976, the Refuse Act of 1997, or the Emergency Planning and Community Right-to-Know Act of 1986 (each as amended), or any other Law or Order of any Governmental Body, concerning release or threatened release of hazardous substances, public health and safety, or pollution or protection of the environment;

                           (vi) The Target and its Subsidiaries have no Material Liability (and the Target, its Subsidiaries and their predecessors have not handled or disposed of any substance, arranged for the disposal of any substance, or owned or operated any property or facility in any manner that could form the Basis for, any present or future charge, complaint, action, suit, proceeding, heating, investigation, claim, or demand (under the common law or pursuant to any statute) against the Target and its Subsidiaries giving rise to any Material Liability) for damage to any site (including the Real Property), location, or body of water (surface or subsurface) or for illness or personal injury;

                           (vii) The Target and its Subsidiaries have obtained and been in compliance in all material respects with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with, all other Laws and Orders of any Governmental Body relating to public health and safety, worker health and safety, and pollution or protection of the environment, including laws relating to emissions, discharge, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

                  (v)      Legal Compliance.   Except as set forth in Disclosure
Schedule 7(v):

                           (i) The Target and its Subsidiaries have complied with all non-environmental Laws. No charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against the Target and its Subsidiaries which is currently pending and alleges any failure to comply with any such non-environmental Law;

                           (ii)  The  Target  and  its  Subsidiaries   have  not
         violated in any respect or received a notice or charge asserting any violation of any state or federal law; and

                           (iii) The Target and its Subsidiaries have filed in a timely manner all reports, documents, and other materials it was required to file (and the information contained therein was correct and complete in all material respects) under all applicable Laws.

                  (w) Certain Business Relationships with the Target and Subsidiaries. Except as set forth on Disclosure Schedule 7(w), neither the Elerath Shareholders nor their Affiliates have been involved in any business arrangement or relationship with the Target and its Subsidiaries within the past twelve (12) months, and neither the Elerath Shareholders nor their Affiliates owns directly any material property or right, tangible or intangible, which is used in the Target or its Subsidiaries' Business.

                  (x) Brokers' Fees. The Target and its Subsidiaries do not have any Liability or obligation to pay any fees or commissions to any broker, finder, or similar representative with respect to the transactions contemplated by this Agreement.

                  (y)      Year  2000  Compliance.   Except  as  set  forth   on
         Disclosure Schedule 7(y):

                           (i) all devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology (jointly and severally the "Systems") necessary for the Target and its Subsidiaries to carry on their business as presently conducted and as contemplated to be conducted in the future are Year 2000 Compliant or will be Year 2000 Compliant within a period of time calculated to result in no material disruption of any of the Target or its Subsidiaries' business operations. For purposes of these provisions, "Year 2000 Compliant" means that the Systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of date data which represents or references different centuries or more than one century.

                           (ii) The Target and its Subsidiaries have: (1) undertaken a detailed inventory, review, and cost and other assessment of all areas within its business and operations that could be adversely affected by the failure of the Target and its Subsidiaries to be Year 2000 Compliant on a timely basis; (2) developed a detailed plan and timetable for becoming Year 2000 Compliant on a timely basis, and (3) to date, implemented that plan in accordance with that timetable in all material respects.

                           (iii) The Target and its Subsidiaries have made written inquiry of each of its key suppliers, vendors, and customers, and has used their best efforts to obtain written confirmations from all those persons, as to whether they have initiated programs to become Year 2000 Compliant and on the basis of such confirmations, the Target and its Subsidiaries reasonably believe that they are or will become, in a timely fashion, Year 2000 Compliant. For purposes of this Agreement, "key suppliers, vendors, and customers" refers to those suppliers, vendors, and customers of the Target and its Subsidiaries whose business failure would, with reasonable probability, result in a material adverse change in the Business, properties, condition (financial or otherwise), or prospects of the Target and its Subsidiaries.

                           (iv) The Target and its Subsidiaries have received Year 2000 Compliance inquiries from the entities listed on Disclosure
         Schedule 6(y) and have responded to each of them that they believe they are Year 2000 Compliant.

                  (z) Customer List. Disclosure Schedule 7(z) is a true and complete list of all customers of the Target and its Subsidiaries as of the Effective Date, by name, address and telephone number. On the Closing Date, the Elerath Shareholders will deliver a then current list of all customers of the Target and its Subsidiaries, by name, address and telephone number together with any and all files, records and accounts related to the customers.

                  (aa) Acquired Accounts Receivable. Disclosure Schedule 7(aa) is a true and complete list of all accounts receivable of the Target and its Subsidiaries as of the Effective Date, by name, address and telephone number. On the Closing Date, the Elerath Shareholders will deliver a then current list of all accounts receivable of the Target and its Subsidiaries, by name, address and telephone number (the "Acquired Accounts Receivable").

                  (bb) Accounts Payable. Disclosure Schedule 7(bb) is a true and complete list of all accounts payable of the Target and its Subsidiaries as of the Effective Date, by name, address and telephone number. On the Closing Date, the Elerath Shareholders will deliver a then current list of all accounts payable of the Target and its Subsidiaries, by name, address and telephone number.

                  (cc) Target  Liability.   Except as  set forth  in  Disclosure
Schedule 7(cc), the Target and its Subsidiaries have no Liability whatsoever to the Shareholders, Randall Goucher, or any current or former officer, director, shareholder, employee or other party.

                  (dd)     Minutes.   Attached to this  Agreement as  Disclosure
Schedule 7(dd) is a complete list of all minutes related to the Target and its Subsidiaries for the past three years.

                  (ee) Disclosure. To the Knowledge of the Elerath Shareholders, the representations and warranties contained in this Section 7 as amended, modified and/or supplemented by the Disclosure Schedules do not contain any untrue statement of a Material fact or omit to state any Material fact necessary in order to make the representations, warranties, statements and information contained in this Section 7 and in any Disclosure Schedule not misleading.

                  8. Pre-Closing Covenants. With respect to the period between the Effective Date of this Agreement and the Closing, the Parties agree as follows:

                  (a) General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement

(including satisfying the closing conditions set forth in Section 10).

                  (b) Notices and Consents. The Shareholders will cause the Target and its Subsidiaries to give any notices to third parties, and will cause the Target and its Subsidiaries to use their reasonable best efforts to obtain any third-party consent, that the Parent may reasonably request in connection with the matters pertaining to the Target disclosed or required to be disclosed in the Disclosure Schedules. The Parties will take any additional action (and the Shareholders will cause the Target and its Subsidiaries to take any additional action) that may be necessary, proper, or advisable in connection with any other notices to, filings with, and authorizations, consents, and approvals of, Governmental Bodies and third parties that he, she or it may be required to give, make, or obtain.

                  (c) Operation of Business. Except as contemplated in this Agreement, or as may be incidental to or in furtherance of the transactions contemplated by this Agreement, or as may have been set forth in this Agreement or in the Disclosure Schedules, the Shareholders will not cause or permit the Target and its Subsidiaries to engage in any practice, take any action, embark on any course of inaction, or enter into any transaction outside the Ordinary Course of Business.

                  (d) Preservation of Business. Except as contemplated by this Agreement, or as may be incidental to, or in furtherance of, the transactions contemplated by this Agreement, or as may have been set forth in this Agreement or in the Disclosure Schedules, the Shareholders will cause the Target and its Subsidiaries to use their best efforts to keep its business, properties and assets substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers and employees.

                  (e)      Access.
                           ------

                           (i) The Shareholders will permit, and the Shareholders will cause the Target and its Subsidiaries to permit, representatives of the Parent to have access at reasonable times, and in a manner so as not to interfere with the normal business operations of the Target and its Subsidiaries, to the headquarters of the Target and its Subsidiaries, and to all books, records, contracts, Tax records, and documents of or pertaining to the Target and its Subsidiaries and the Business. Notwithstanding the above, the Parent's on-site investigation of the Target and its Subsidiaries shall be limited to five (5) Business Days, unless otherwise agreed to by the Parent and the Shareholders in writing; provided, however, that such limitation of time shall not otherwise limit the Parent's investigation of the Target and its Subsidiaries off-site. During the Parent's on-site investigation of the Target and its Subsidiaries, except as otherwise provided in this Agreement, the Parent shall not discuss any aspects of the operation of the Target and its Subsidiaries with any employee of the Target and its Subsidiaries, and the Parent shall direct all requests for information and material only through the Shareholders, unless otherwise agreed to by the Parent and the Shareholders in writing.

                           (ii) The Shareholders shall arrange a mutually agreeable time and place at which the Parent may conduct interviews with key employees and/or customers of the Target and its Subsidiaries.

         The interviews shall be in strict conformity with the format mutually agreed to by the Shareholders and the Parent and shall take place and be completed wholly within the last twenty (20) days prior to the Closing unless otherwise agreed to by the Parent and the Shareholders in writing.

                  (f) Notice of Developments. The Shareholders will give prompt written notice to the Parent of any Material developments affecting the assets, Liabilities, Business, financial condition, operations, results of operations, or future prospects of the Target and its Subsidiaries. Each Party will give prompt written notice to the others of any Material development affecting the ability of the Parties to consummate the transactions contemplated by this Agreement.

                  (g) Exclusivity. The Shareholders will not (and the Shareholders will not cause or permit the Target and its Subsidiaries to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to any (A) liquidation, dissolution, or recapitalization, (B) merger or consolidation, (C) acquisition or purchase of securities or assets, or
(D) similar transaction or business combination involving the Target and its Subsidiaries, or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. The Shareholders will notify the Parent immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

                  (h) HSR Act Filings. If it is determined that such a filing is required by law, the Parent and the Shareholders will use reasonable efforts to file or cause to be filed with the FTC and the DOJ, as promptly as practicable but in no event later than twenty (20) Business Days after the Effective Date of this Agreement, the Notification and Report Form and related material required to be filed in connection with the transactions contemplated in this Agreement pursuant to the HSR Act, and to promptly file any additional information requested by the FTC or the DOJ as soon as practicable after receipt of a request for additional information. In addition, the Parent shall use its best efforts to take or cause to be taken all actions necessary, proper or advisable to obtain any consent, waiver, approval or authorizations relating to the HSR Act that are required for the consummation of the transactions contemplated by this Agreement, which efforts shall include, without limitation, the proffer by the Parent of its willingness to accept an order providing for the divestiture by the Parent of such of the assets relating to the Business (or, in lieu thereof, assets and businesses of the Parent having an approximate equivalent value) as are necessary to fully consummate the transactions contemplated by this Agreement, and an offer to hold separate such assets and businesses pending such divestiture. In the event that the FTC or the DOJ requires the divestiture or the holding separate by the Parent of any of the assets relating to the Business, no adjustment shall be made to the Purchase Price and the Parent shall be required to hold such assets separate, or to divest them, as the case may be, following the Closing. All filing fees required under the HSR Act shall be paid by the Parent.

                  (i) Plant Closing Notification. The Parent shall be responsible for providing any notice of layoff or plant closing required with respect to any manufacturing facility of the Target pursuant to the Federal Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act"), any successor federal law and any applicable state or local plant closing.

notification statute, for any such layoffs or plant closings which will commence effective on or subsequent to the Closing Date.

                  (j) Intercompany Items. The Shareholders shall, as of the date immediately preceding the Closing Date, by appropriate documentation and accounting entries, contribute to the paid in capital of the Target, any inter-company payables, receivables and/or indebtedness of the Shareholders to the Target or its Subsidiaries arising prior to the Closing Date.

                  9. Additional Covenants. The Parties further covenant and agree as follows:

                  (a) General. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 13). The Shareholders acknowledge and agree that from and after the Closing Date the Parent will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Target, its Subsidiaries and the Business; provided that the Shareholders may retain any copies of the foregoing as shall be necessary to comply with applicable tax and other laws, regulations and ordinances.

                  (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand in connection with
(i) any transaction contemplated under this Agreement, or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Target and its Subsidiaries, each of the other Parties will cooperate with him, her or it and his, her or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 13).

                  (c) Transition. The Shareholders will not take any action that is primarily designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Target and its Subsidiaries from maintaining the same business relationships with the Target and its Subsidiaries after the Closing Date for a period of twelve (12) months thereafter as it maintained with the Target and its Subsidiaries prior to the Closing Date. The Shareholders will refer all customer inquiries relating to the Target and its Subsidiaries' Business to the Parent and/or the Target and its Subsidiaries from and after the Closing Date for a period of twelve (12) months thereafter.

                  (d) Confidentiality. The Shareholders will (i) treat and hold as such all of the Confidential Information, (ii) refrain from using any of the Confidential Information except in connection with this Agreement for a period of two (2) years from the Closing Date, and (iii) deliver promptly to the Parent or destroy, at the request and option of the Parent, all tangible embodiments (and all copies) of the Confidential Information which are in their possession. In the event that a Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Seller will notify the Parent promptly of the request or requirement so that the Parent may seek an appropriate protective order or waive compliance with the provisions of this Section 9(d). If, in the absence of a protective order or the receipt of a waiver under this Section 9(d), a Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Seller may disclose the Confidential Information to the tribunal; provided, however, that the Seller shall use his or her reasonable best efforts to obtain, at the reasonable request of the Parent, an order or other assurance that confidential treatment will be accorded to the portion of the Confidential Information required to be disclosed as the Parent shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

                  (e)      Additional Tax Matters.
                           ----------------------

                           (i) The Shareholders will cause the Target and its Subsidiaries (at the Shareholders' sole cost and expense) to file with the appropriate Governmental Bodies all Tax Returns required to be filed by it for any Pre-Closing Tax Period and will remit any Taxes due in respect of the Tax Returns.

                           (ii) The Parent and the Shareholders recognize that each of them will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information concerning the Target and its Subsidiaries held by the Parent and/or the Surviving Corporation and its Subsidiaries to the extent the records and information pertain to events occurring on or prior to the Closing Date; therefore, the Parent agrees to cause the Surviving Corporation and its Subsidiaries to (A) use their best efforts to properly retain and maintain those records for a period of six (6) years from the date the Tax Returns for the year in which the Closing occurs are filed or until the expiration of the statute of limitations that applies to the Tax Return in question (i.e., including Tax Returns for years preceding the year in which the Closing occurs), whichever is later, and (B) allow the Shareholders and their agents and representatives at times and dates mutually acceptable to the Parties, to inspect, review and make copies of those records that the other party may deem necessary or appropriate from time to time, those activities to be conducted during normal business hours and at the other Party's expense.

                  (f) Covenant Not to Compete. Without the prior written permission of the Parent, which permission may be withheld in the sole discretion of the Parent, or unless they are an employee, officer, director or consultant with the Surviving Corporation and its Subsidiaries or the Parent, for a period of two (2) years from and after the Closing Date, each Shareholder will not directly or indirectly, as principal, agent, trustee or through the agency of any corporation, partnership, association or agent or agency, (i) participate or engage in the Business existing as of the Closing Date, (ii) service or solicit any of the Surviving Corporation's and its Subsidiaries' business from any customer of the Surviving Corporation and its Subsidiaries,
(iii) request or advise any customer of the Target and its Subsidiaries to withdraw, curtail or cancel such customer's business with the Surviving

Corporation and its Subsidiaries, or (iv) solicit for employment any person employed by the Target and its Subsidiaries on the Closing Date; provided however, that (i) no owner of less than five percent (5%) of the outstanding stock of any publicly traded corporation shall, for purposes of this Section 8(f), be deemed to engage solely by reason of that stock position in any of its businesses and (ii) the future acquisition by any of the Shareholders, or his or her Affiliates, of any Person or company engaged in the Business shall not be deemed to violate this Section 9(f) if less than twenty-five percent (25%) of the total revenues of such acquired business or Person are derived from the Business.

                  (g) Employment Matters. Disclosure Schedule 7(r) lists all of the current employees of the Target and its Subsidiaries (the "Current Employees"). For a period of one (1) year after the Closing Date, the Surviving Corporation agrees that it will not substantially reduce the base salary or wage rate in effect immediately prior to the Closing Date of any Current Employee other than for Cause. In addition, the Parent agrees that on the Closing Date it will cause the Surviving Corporation to enter into the Employment Agreements with Douglas Elerath, Samuel C. Rogers, Jr. and John W. Hodges, Jr. attached to this Agreement as Exhibits E-1, E-2 and E-3.

                  10.      Conditions to Obligations to Close.
                           ----------------------------------

                  (a) Conditions to Obligation of the Parent and Sub. The obligation of the Parent and Sub to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction or waiver of the following conditions:

                           (i) the representations and warranties of the Shareholders as set forth in Section 6(a) and of the Elerath Shareholders as set forth in Section 7 must be true, correct and complete in all Material respects at and as of the Closing Date as evidenced by the delivery by the Shareholders to the Parent at Closing of the Shareholders' Closing Certificate to the effect that the representations and warranties of the Shareholders as set forth in
         Section 6(a) and of the Elerath Shareholders as set forth in Section 7 are true, correct and complete in all Material Respects as of the Closing Date to be attached to this Agreement as Exhibit F;

                           (ii)  the  Shareholders   shall  have  performed  and
         complied with all of their covenants in this Agreement in all Material respects through the Closing;

                           (iii) the Target and its Subsidiaries shall have procured all necessary third party consents specified in Section 8(b);

                           (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Parent to own, operate, or control the Shares or the Target and its Subsidiaries (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

                           (v) the Shareholders shall have delivered to the Parent the Shareholders' Closing Certificate (without qualification as to knowledge or Materiality or otherwise) to the effect that each of the conditions specified in Section 10(a)(i)-(iv) is satisfied in all respects to be attached to this Agreement as Exhibit F;

                           (vi) the acquisition by the Parent of the Shares must represent all of the issued and outstanding capital stock of the Target and its Subsidiaries and all of the Shares must be free and clear of any Security Interests or other liens, claims or encumbrances of any nature whatsoever;

                           (vii) the Parties, the Target and its Subsidiaries must have received all other authorizations, consents and approvals of Governmental Bodies including such authorizations, consents or approvals required under the HSR Act, if any, and set forth in the Disclosure Schedules;

                           (viii) the Parent must have received from counsel to the Elerath Shareholders an opinion with respect to the matters set forth in Sections 6(a)(i), 6(a)(ii), 6(a)(iv), 7(a)-(e), 7(q) and 7(v)
         addressed to the Parent and dated as of the Closing Date in substantially the form attached to this Agreement as Exhibit G;

                           (ix) the Parent must have received the resignations, effective as of the Closing, of each officer and director of the Target and each Manager of Reflex and NextWave;

                           (x) no Material adverse change shall have occurred in the Target or its Subsidiaries' Business or their future prospects;

                           (xi) all funded indebtedness of the Target other than that assumed by the Parent must have been paid in full prior to or at the Closing and all Security Interests except Permitted Liens must have been fully released of record to the satisfaction of the Parent and all mortgages and Uniform Commercial Code financing statements covering such funded indebtedness must have been terminated or the Parent must be reasonably satisfied that all Security Interests will be fully released of record within ten (10) days after the Closing Date;

                           (xii) except as set forth in the Disclosure Schedules, since the Effective Date the Target and its Subsidiaries must not have transferred, conveyed, disposed of and/or sold any of Material assets, except in the Ordinary Course of Business;

                           (xiii) the Target and its Subsidiaries must have delivered to the Parent a certificate from the Target's treasurer stating that from the Effective Date to the Closing Date there has been no change in the capitalization of the Target and its Subsidiaries or any Material adverse change in its financial condition or assets;

                           (xiv) the Shareholders must have delivered to the Parent certificates representing the Shares, which shall be cancelled and exchanged for the Merger Consideration, and otherwise must have satisfied fully all of their obligations required by this Agreement to be satisfied before or at Closing;

                           (xv) the Target and its Subsidiaries must not be in a bankruptcy, reorganization or insolvency proceeding nor any such proceeding contemplated;

                           (xvi) Douglas E. Elerath, Samuel C. Rogers, Jr. and John W. Hodges, Jr. must have signed and delivered the Employment Agreements (Exhibits E-1, E-2 and E-3) with attached Confidentiality Agreements;

                           (xvii) the Shareholders must have delivered to the Parent Certificates of Good Standing from the State of New Mexico and Florida, as the case may be, dated within ten (10) days prior to the Closing Date, certifying that the Target and each of its Subsidiaries is in good standing in the State of New Mexico and Florida, as the case may be;

                           (xviii) the Shareholders must have delivered to the Parent the Release attached to this Agreement as Exhibit H and dated as of the Closing Date, whereby the Shareholders release the Target and its Subsidiaries from any and all claims and causes of action they may have against the Target and its Subsidiaries as of the Closing Date;

                           (xix) the Shareholders must have delivered to the Parent all minutes related to the Target and its Subsidiaries for the past three (3) years;

                           (xx) the Shareholders must have delivered to the Parent, Officer, Directors and Significant Employee Questionnaires as prepared by the Parent and completed by Douglas E. Elerath, Betzi M. Hitz, Samuel C. Rogers, Jr. and John W. Hodges, Jr.;

                           (xxi) the Shareholders must have delivered to the Parent (A) evidence that they have repaid the Target and its Subsidiaries all amounts owed the Target and its Subsidiaries by them, and (B) a copy of the promissory note evidencing the Target's loan to Laser Wireless, Inc.; and

                           (xxii) The Reflex and NextWave documents set forth as Exhibits K-1 through K-4 must be signed and delivered to the Target.

                  The Parent may waive any condition specified in this Section 10(a) if it executes a writing so stating at or prior to the Closing.

                  (b) Conditions to Obligations of the Shareholders. The obligations of the Shareholders to consummate the transactions to be performed by them in connection with the Closing are subject to satisfaction or waiver of the following conditions:

                           (i) the  representations  and warranties set forth in
         Section 6(b) must be true, correct and complete in all Material respects at and as of the Closing Date as evidenced by the delivery by the Parent to the Shareholders at Closing of a Parent's Closing
         Certificate to the effect that the representations and warranties of the Parent as set forth in Section 6(b) are true, correct and complete in all Material respects as of the Closing Date to be attached to this Agreement as Exhibit I;

                           (ii) the Parent and Sub must have performed and complied with all of its covenants under this Agreement in all Material respects through the Closing;

                           (iii) no action, suit or proceeding must be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such judgment, order, decree, stipulation, injunction, or charge must be in effect);

                           (iv) the Parent must have delivered to the Shareholders the Parent's Closing Certificate (without qualification as to knowledge or Materiality or otherwise) to the effect that each of the conditions specified in Section 10(b)(i)-(iii) is satisfied in all respects to be attached to this Agreement as Exhibit I;

                           (v) the Parties and the Target and its Subsidiaries must have received all other authorizations, consents, and approvals of Governmental Bodies including such authorizations, consents and approvals required under the HSR Act, if any, and set forth in the Disclosure Schedules;

                           (vi) the Shareholders must have received from counsel to the Parent an opinion with respect to the matters set forth in Sections 6(b)(i)-(iv) and (vi) addressed to the Shareholders and dated as of the Closing Date in substantially the form attached to this Agreement as Exhibit J;

                           (vii) all actions to be taken by the Parent and Sub in connection with the consummation of the transactions contemplated by this Agreement must be reasonably satisfactory in form and substance to the Shareholders;

                           (viii) the Parent and Sub must have paid and delivered the Additional Consideration and the Parent Shares to the Shareholders, and otherwise must have satisfied fully all of its other obligations required by this Agreement to be satisfied before or at Closing;

                           (ix) the Parent and Sub must not be in a bankruptcy, reorganization or insolvency proceeding, nor must any such proceeding be contemplated;

                           (x) the lessor or landlord of any Real Property rented, leased or used by the Target and its Subsidiaries as of the Closing Date must have delivered releases which effectively and to the satisfaction of the Shareholders, waive, release and discharge the Shareholders, their respective heirs and estates, and each of them, from all and every claim which the lessor or landlord may have or claim arising out of, or in connection with, the rent, lease or use by the Target and its Subsidiaries;

                           (xi) each of the lessors of equipment (the "Equipment Lessors") under each of the equipment leases to which the Target and its Subsidiaries are a party (the "Equipment Leases") as set forth in Disclosure Schedule 7(l) must have delivered releases which effectively and to the satisfaction of the Shareholders, waive, release and discharge the Shareholders, their respective heirs and estates, and each of them, from all and every claim which the Equipment Lessors, and each of them, may have or claim arising out of or in connection with the Equipment Leases, or any of them;

                           (xii) the Parent must have caused the Sub to execute and deliver to Douglas E. Elerath, Samuel C. Rogers, Jr. and John W. Hodges, Jr. the Employment Agreements attached to this Agreement as Exhibits E-1, E-2 and E-3; and

                           (xiii) the Parent must have  delivered  the following
documents to the Shareholders:

                                    (A)     the  Parent's  and Sub's Articles of
                                            Incorporation;

                                    (B)     the Parent's and Sub's Bylaws;

                                    (C)     the Parent's and Sub's Minutes;

                                    (D)  the  Parent's  504  Offering  Memoranda
                  dated  February 1, 1998,  March 10, 1998, and January 1, 1999;
                  and

                                    (F) a list of any  option,  warrant,  right,
                  contract, call, put, or other agreement or commitment to which the Parent is a party which provides for the disposition by the Parent of any of its capital stock.

                  The  Shareholders  may waive any  condition  specified in this
Section 10(b) if they execute a writing so stating at or prior to the Closing.

                  11.      Closing Deliveries.
                           ------------------

                  (a) Deliveries by the Shareholders at Closing. Provided the conditions precedent described in Section 10(b) have been satisfied, the Shareholders shall deliver the following to the Parent at Closing:

                           (i) the Shares which shall be cancelled and exchanged for the Merger Consideration;

                           (ii)     the   Escrow  Agreement  attached  to   this
         Agreement as Exhibit C;

                           (iii)    the  executed   resignations  of  Douglas E.
         Elerath, Betzi M. Hitz,  Samuel C. Rogers, Jr. and John W. Hodges, Jr.;

                           (iv)     the   executed   Employment  Agreements   of
         Douglas E. Elerath, Samuel C. Rogers, Jr. and John W. Hodges, Jr. as attached to this Agreement as Exhibits E-1, E-2 and E-3;

                           (v) the Reflex and NextWave documents set forth in Exhibits K-1 through K-4;

                           (vi) any and all other instruments required by this Agreement to be delivered by the Shareholders to the Parent and Sub at Closing.

                  (b) Deliveries by the Parent and Sub at Closing. Provided the conditions precedent described in Section 10(a) have been satisfied, the Parent and/or Sub shall deliver the following at Closing:

                           (i) the Initial Payment to the Elerath Shareholders and the Escrow Amount to the Escrow Agent;

                           (ii) the Escrow Agreement attached to this Agreement as Exhibit C;

                           (iii) the executed  Employment  Agreements of Douglas
         E. Elerath, Samuel C. Rogers, Jr. and John W. Hodges, Jr. as attached to this Agreement as Exhibits E-1, E-2 and E-3;

                           (iv) certificates for 500,000 Parent Shares in the name of Douglas E. Elerath and Betzi M. Hitz, joint tenants with right of survivorship;

                           (v) a certificate for 100,000 Parent Shares in the name of Samuel C. and Beverly Anne Rogers, joint tenants with right of survivorship;

                           (vi) a certificate for 50,000 Parent Shares in the name of John W. Hodges, Jr.; and

                           (vii) any and all other instruments required by this Agreement to be delivered by the Parent and/or Sub to the Shareholders at Closing.

                  12. Audit. As soon as is reasonably practicable following the Effective Date, the Parent may, but shall not be required to, cause an audit of the Target and its Subsidiaries to be conducted at the Parent's expense. The Shareholders agree to cooperate, and to cause the Target and its Subsidiaries to cooperate, as reasonably requested by the Parent, with the audit. A copy of the final audit report shall be provided to the Shareholders. In addition, the Shareholders agree to cooperate and to cause the Target to cooperate, as reasonably required in the preparation in a form satisfactory to the Parent and the Parent's accountants, of any other financial and other information needed by the Parent to comply with reporting and filing requirements imposed on the Parent by federal, state and securities exchange regulations. All expenses paid and incurred in the preparation of the Audit will be borne solely by the Parent. Without the consent of the Shareholders, the audit report, financial and other information and analyses prepared or prepared pursuant to this Section 12 will be held in strict confidence and made available only to the Parent, its directors, officers, financial and tax consultants, legal counsel, and other advisors, agents and potential investors whose review is required in connection with the Parent's satisfaction of its obligations under this Agreement, and the Securities and Exchange Commission and such other persons, if any, to whom disclosure is required by applicable law.

                  13.      Indemnification.
                           ---------------

                  (a) Survival. All of the representations, warranties and covenants of the Parties contained in this Agreement shall survive the Closing and will continue in full force and effect for a period of three (3) years thereafter, except as otherwise expressly provided elsewhere in this Agreement.

                  (b) Indemnification by the Shareholders. The Elerath Shareholders, jointly and severally, agree to defend, indemnify and hold the Parent and Sub harmless from and against any and all loss, damage, liability, cost, and expense, including without limitation reasonable attorney fees, suffered or incurred by the Parent or Sub, as and when incurred, by reason of, relating to, or arising out of any misrepresentation, breach of warranty, or breach or non-fulfillment of any agreement of the Elerath Shareholders or Target contained in this Agreement or in any document executed and delivered in connection with this Agreement and the Elerath Shareholders' operation of the Business prior to the Closing Date. In addition, the Shareholders, jointly and severally, agree to defend, indemnify and hold the Parent and Sub harmless from and against any and all loss, damage, liability, cost, and expense, including without limitation reasonable attorney fees, suffered or incurred by the Parent or Sub, as and when incurred, by reason of, relating to, or arising out of (i) any and all Taxes of Shareholders with respect to any period, and (ii) any and all Taxes of Target and its Subsidiaries with respect to any period (or an portion thereof) up to and including the Closing Date. The Shareholders shall have the right, but not the obligation, to assume the defense of the Parent and Sub with respect to any action covered by this Section 13(b). If the Shareholders elect not to assume the defense of the Parent and Sub as provided in Section 13(d), then the Parent and Sub shall have the right, upon a final and binding conclusion of the action, to make a claim against the Shareholders, jointly and severally, for reimbursement of reasonable expenses and attorney's fees incurred by the Parent and Sub in the defense of the action.

                  (c) Indemnification by the Parent. The Parent agrees to defend, indemnify, and hold the Shareholders, jointly and severally, harmless from and against any and all loss, damage, liability, cost, and expense, including without limitation reasonable attorneys' fees, suffered or incurred by the Shareholders, as and when incurred, by reason of or arising out of (i) any misrepresentation, breach of warranty, or breach or non-fulfillment of any agreement of the Parent and Sub contained in this Agreement or in any document executed and delivered in connection with this Agreement, and (ii) the Sub's operation of the Business after the Closing Date. The Parent and Sub shall have the right, but not the obligation, to assume the defense of the Shareholders with respect to any action covered by this Section 13(c). If the Parent and Sub elect not to assume the defense of the Shareholders, then the Shareholders shall have the right, upon a final and binding conclusion of the action, to make a claim against the Parent for reimbursement of reasonable expenses and attorney's fees incurred by the Shareholders in the defense of the action.

                  (d) Notice and Opportunity to Defend. The Indemnified Party shall notify the Indemnifying Party in writing (the "Indemnity Demand Notice") within thirty (30) days after a claim is presented to the Indemnified Party, and the Indemnifying Party may assume the defense of such claim at its sole expense. The notice shall contain (i) a copy of the claim, and (ii) if not stated in the claim, a good faith estimate of the amount in controversy under the claim (the

"Known Claim Amount"). If the Indemnifying Party does not assume the defense of the Indemnified Party or settle such claim within thirty (30) days of the date of the receipt of the Indemnity Demand Notice, the Indemnified Party shall pay the expenses of such defense, and the Indemnified Party may settle or compromise such claim upon prior written notice to the Indemnifying Party without the Indemnifying Party's consent and the Indemnified Party shall be entitled to reimbursement as provided in this Section 13. If the Indemnifying Party is a Seller and he or she does not assume the defense of the Parent, as the Indemnified Party, to settle the claim or settle the claim within thirty (30) days of the date of an Indemnity Demand Notice, then to the extent the amount paid by the Parent as the Indemnified Party to defend or satisfy such claim (the "Claim Settlement Amount") is less than the Escrow Amount as of the date such claim is satisfied or otherwise disposed of, then a portion of the Escrow Amount equal to the Claim Settlement Amount shall become the property of the Sub free and clear of all liens or claims by the Shareholders.

                  (e) Indemnification Between the Shareholders. Each of the Shareholders, individually, agrees to defend, indemnify and hold each of the other Shareholders harmless from and against any and all loss, damage, liability, cost, and expense, including without limitation, reasonable attorney's fees, suffered, or incurred by the indemnifying Shareholder, as and when incurred, by reason of, relating to, or arising out of a breach of this Agreement by the indemnifying Shareholder and/or any and all taxes incurred by an indemnifying Shareholder with respect to any period, which were the sole responsibility of the indemnifying Shareholder, the intention of the Shareholders being that each Shareholder shall be individually responsible for any and all taxes incurred by him or her as a result of this Agreement.

                  14.      Termination.
                           -----------

                  (a) Termination of Agreement. The Parties may terminate this Agreement as provided below:

                           (i) The Parent, Sub, Target and Shareholders may terminate this Agreement by mutual written consent at any time prior to the Closing.

                           (ii) The Parent may terminate this Agreement by giving written notice to the Shareholders at any time prior to the Closing in the event the Shareholders or Target are in breach of any Material representation, warranty, or covenant contained in this Agreement in any Material respect and the breach has not been cured within fifteen (15) days of written notice. The Shareholders may terminate this Agreement by giving written notice to the Parent at any time prior to the Closing in the event the Parent or Sub is in breach of any Material representation, warranty, or covenant contained in this Agreement in any Material respect and the breach has not been cured within fifteen (15) days of written notice.

                           (iii) The Parent may terminate this Agreement by giving written notice to the Shareholders at any time prior to the Closing if the Closing shall not have occurred on or before December 31, 1999 by reason of the failure of any condition precedent under
         Section 10(a) (unless the failure results primarily from the Parent's or Sub's breach of any representation, warranty or covenant contained in this Agreement).

                           (iv) The Shareholders may terminate this Agreement by giving written notice to the Parent at any time prior to the Closing if the Closing shall not have occurred on or before December 31, 1999 by reason of the failure of any condition precedent under Section 10(b) (unless the failure results primarily from a Shareholder's or Target's breach of any representation, warranty or covenant contained in this Agreement).

                  Nothing contained in this Section 14(a) shall alter, affect, modify or restrict the Parties' rights to rely on and/or seek indemnification for a breach of any of the representations, warranties or covenants of any of the Parties contained in this Agreement.

                  (b) Effect of Termination. If either the Parent or the Shareholders terminate this Agreement pursuant to Section 14(a), all obligations of the Parties under this Agreement shall terminate without any Liability of any Party to any other Party.

                  15.      Miscellaneous.
                           -------------

                  (a) Disclosure Schedules. Any Disclosure Schedule may be updated one or more times prior to the Closing Date. Any updated Disclosure Schedule must be delivered at least five (5) Business Days prior to the Closing Date unless the updated Disclosure Schedule is required by this Agreement to be current as of the Closing Date. An updated Disclosure Schedule shall only be deemed to modify a representation and/or warranty made as of the Effective Date in the event, and only in the event, that the representing and/or warranting Party acted in good faith and used its best efforts when preparing the original Disclosure Schedule delivered to the Parties on the Effective Date. In the event any updated Disclosure Schedule indicates a Material Adverse Change from information previously provided to the receiving Party, the receiving Party shall be entitled to terminate this Agreement (without any liability whatsoever to the other Parties) by written notice delivered to the other Parties following receipt of the updated Disclosure Schedule.

                  (b) Press Releases and Announcements. Except as may be required by applicable securities laws or stock exchange requirements, if any, no Party may issue any press release or announcement relating to the subject matter of this Agreement prior to, at, or about the Closing without the prior written consent of the other Parties, which written approval will not be unreasonably withheld; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party will advise the other Parties prior to making the disclosure). Notwithstanding anything to the contrary in this Section 15(b), the Parties specifically agree and consent that the Parent may make disclosures concerning this Agreement as in the opinion of its counsel are required to comply with federal and state securities laws.

                  (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                  (d) Entire Agreement. This Agreement (including the Exhibits, Disclosure Schedules and other documents referred to in this Agreement, all of which are incorporated into this Agreement by reference) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter of this Agreement.

                  (e) Succession and Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his, her or its rights, interests, or obligations under this Agreement without the prior written approval of the other Parties; provided, however, that the Parent or Sub may assign any or all of their rights and interests under this Agreement to a wholly-owned Subsidiary (in which case the Parent or Sub, as the case may be, nonetheless shall remain liable and responsible for the performance of all of its obligations under this Agreement).

                  (f) Counterparts/Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more Parties, and an executed copy of this Agreement may be delivered by one or more Parties by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of the Party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any Party, all Parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction of this Agreement.

                  (g) Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (h) Notices. All notices, requests, demands, claims, and other communications under this Agreement must be in writing. Any notice, request, demand, claim, or other communication under this Agreement shall be deemed duly given if (and then two Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Parent or Sub:
                           NextPath Technologies, Inc.
                           James R. Ladd, President
                           114 South Churton Street, Suite 101
                           Hillsborough, NC  27278

If to Elerath Shareholders or Target:
                           Douglas E. Elerath and Betzi M. Hitz
                           P.O. Box 454
                           Sandia Park, NM  87047

If to Samuel C. and Beverly Anne Rogers:
                           Samuel C. and Beverly Anne Rogers
                           5901 Canyon Crest Place, NE
                           Albuquerque, NM  87111

If to John W. Hodges, Jr.:
                           John W. Hodges, Jr.
                           1533 Windmill Pointe Road
                           Palm Harbor, FL  34685

Any Party may give any notice, request, demand, claim, or other communication under this Agreement using any other means (including personal delivery, expedited courier, messenger service, facsimile, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications under this Agreement are to be delivered by giving the other Parties written notice in the manner set forth in this Section 15(h).

                  (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless it is in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant under this Agreement, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant under this Agreement or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

                  (k) Expenses. Each of the Parties will bear his, her or its own costs and expenses (including legal fees and expenses and investment banking fees, if any) incurred in connection with the negotiation of this Agreement and the transactions contemplated by this Agreement. The Shareholders acknowledge and agree that the Target has not borne, nor will it bear, any of the Shareholders' costs and expenses (including any of their legal fees and expenses and investment banking fees, if any) in connection with this Agreement or any of the transactions contemplated by this Agreement.

                  (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. This Agreement shall be interpreted and enforced under the laws of the State of New Mexico. The prevailing party in any dispute to enforce this Agreement shall be entitled to recover from the losing party its costs and a reasonable attorneys' fee to be determined by the court.

                  (m) Incorporation of Exhibits and Schedules. The Exhibits and Disclosure Schedules identified in this Agreement are incorporated into this Agreement by reference and made a part of this Agreement.

                  (n) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to specifically enforce this Agreement and the terms and provisions of this Agreement in any action instituted in any court of the United States or any state having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

                  (o) NextWave Photonics, Inc. Douglas E. Elerath and John W. Hodges, Jr., jointly and severally, represent to the Parent and the Sub that (i) they are the sole shareholders of NextWave Photonics, Inc., a Florida corporation formed on September 21, 1999 ("NextWave, Inc."), (ii) NextWave, Inc. has never had, and never will have, any assets, liabilities, employees or operating history, and (iii) they will dissolve NextWave, Inc. not later than December 31, 1999.

                  IN WITNESS WHEREOF, the Parties have executed this Agreement and Plan of Merger as of the Effective Date.



     PARENT:                  NextPath Technologies, Inc., a Nevada  corporation


                              By:
                                 -----------------------------------------------
                                 James R. Ladd, President


     SUB:                     Willow Systems, Inc., a Delaware corporation


                              By:
                                 -----------------------------------------------
                                 James R. Ladd, Vice President

     TARGET:                  Willow Systems Limited, a New Mexico corporation


                              By:
                                 -----------------------------------------------
                                 Douglas E. Elerath, President


     SHAREHOLDERS:

                                 -----------------------------------------------
                                 Douglas E. Elerath


                                 -----------------------------------------------
                                 Betzi M. Hitz


                                 -----------------------------------------------
                                 Samuel C. Rogers, Jr.


                                 -----------------------------------------------
                                 Beverly Ann Rogers


                                 -----------------------------------------------
                                 John W. Hodges, Jr.